FILED PURSUANT TO RULE 424(b)(3)
SEC FILE NUMBER 333-146133

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PROSPECTUS

PARK PLACE ENERGY CORP.
A Nevada Corporation

11,562,252 Shares of Common Stock

This prospectus relates to the offering of up to 7,691,687 shares of our common stock and up to 3,870,565 shares of our common stock issuable upon the exercise of outstanding warrants to acquire shares of our common stock by the selling shareholders named in this prospectus. These shares include the following shares, all as described in this prospectus under “Selling Shareholders”:

1.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 3,821,122 shares of our common stock issued on July 30, 2007 pursuant to a business combination agreement (the “Business Combination Agreement”);

2.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 490,565 shares of our common stock issued on August 8, 2007 pursuant to a debt settlement agreement (the “Debt Settlement Agreement”);

3.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 490,565 shares of our common stock issuable upon exercise of 490,565 common stock purchase warrants issued on August 8, 2007 pursuant to the Debt Settlement Agreement;

4.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 2,730,000 shares of our common stock issued on August 8, 2007 pursuant to a private placement (the “August Private Placement”);

5.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 2,730,000 shares of our common stock issuable upon exercise of 2,730,000 common stock purchase warrants issued on August 8, 2007 pursuant to the August Private Placement;

6.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 650,000 shares of our common stock issued on September 11, 2007 pursuant to a private placement (the “September Private Placement”); and

7.                     the resale by certain selling shareholders, and their transferees, donees or successors, of an aggregate of 650,000 shares of our common stock issuable upon exercise of 650,000 common stock purchase warrants issued on September 11, 2007 pursuant to the September Private Placement.

We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants, the underlying shares of which are offered under this prospectus. The proceeds, if any, would be used for working capital purposes including further exploring our existing oil and gas property interests.

The selling shareholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information.

Our common stock is registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended, and is quoted on the OTCBB under the symbol “PRPL”. Our common stock is also quoted on the Frankfurt stock exchange under the symbol “3P2”. The last reported sales price per share of our common stock as reported by the OTCBB on September 14, 2007, was $1.26.

Our principal offices are located at Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada, T2P 3E5. Our telephone number is (403) 360-5375 and our facsimile number is (403) 265-3783.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 5 before buying any of our securities.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is October 23, 2007

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Park Place Energy Corp. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission’s website (located at www.sec.gov) or at the Securities and Exchange Commission’s Public Reference Room mentioned under the heading “Where You Can Find More Information” of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

In this prospectus, unless otherwise specified: (i) references to “Park Place”, “the Company”, “our company”, “we”, “us” or “our” mean Park Place Energy Corp., and its subsidiary, unless the context otherwise requires; (ii) “Park Place Canada” refers our wholly owned subsidiary, Park Place Energy Inc., that we acquired on July 30, 2007; (iii) “SEC” refers to the Securities and Exchange Commission; (iv) “Securities Act” refers to the United States Securities Act of 1933, as amended; (v) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (vi) “US$” refers to United States dollars and “CDN$” refers to Canadian dollars.

EXCHANGE RATES

The following tables set out the exchange rates, based on the noon buying rates as determined by the Federal Reserve Bank of New York for the conversion of Canadian Dollars into U.S. Dollars for the periods indicated:

	For the year ended	For the six months
	December 31, 2006	ended June 30, 2007
End of Period	$0.8582	$0.9404
Average for the Period	$0.7263	$0.8849
High for the Period	$0.9100	$0.9453
Low for the Period	$0.8528	$0.8437

On June 30, 2007, the Federal Reserve noon buying rate for Canadian dollars into U.S. dollars was CDN$1.00 to US$0.94.

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes thereto appearing elsewhere in this prospectus.

Our Business

We were incorporated under the laws of the State of Nevada on August 27, 2004 under the name “ST Online Corp.” On July 6, 2007, we effected a forward split of our shares of common stock on the basis of eight new shares of our common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 100,000,000 shares of common stock to 800,000,000 shares of common stock. At the same time, we merged with a wholly-owned subsidiary incorporated under the laws of the State of Nevada in contemplation of the acquisition of Park Place Canada and the name of our company was changed to Park Place Energy Corp. On July 23, 2007, we effected a forward split of our shares of common stock on the basis of one and one-half new shares of common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 800,000,000 shares of common stock to 1,200,000,000 shares of common stock.

Our principal business was an online website which sold video clips of tennis lessons. On July 30, 2007, we acquired Park Place Canada and our business is now the acquisition and exploration of oil and gas interests. We hold exploration interests in eight properties in the provinces of British Columbia, Alberta and Saskatchewan, in Canada and interests in two properties in the North Sea, in the United Kingdom. We have completed test drilling at certain of the properties in which we hold interests and we plan to develop certain of these properties for production. A limited amount of oil is produced currently at one of our properties, however, all of our other properties are currently in the exploration stage.

The Offering

The Issuer:	Park Place Energy Corp.

The Selling Shareholders:

The selling shareholders (the “Selling Shareholders”) are comprised of our existing shareholders who: acquired our shares of common stock pursuant to the acquisition of Park Place Canada; acquired our securities pursuant to the Debt Settlement Agreement; or purchased our securities pursuant to a tranche of the August Private Placement. See “Selling Shareholders”.

Shares Offered by the The Selling Shareholders are offering up to an aggregate of 11,562,252 shares Selling Shareholders: of common stock as follows:

1.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,821,122 shares of our common stock issued on July 30, 2007 pursuant to the Business Combination Agreement;

2.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 490,565 shares of our common stock issued on August 8, 2007 pursuant to the Debt Settlement Agreement;

3.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 490,565 shares of our common stock issuable upon exercise of 490,565 common stock purchase warrants issued on August 8, 2007 pursuant to the Debt Settlement Agreement;

4.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,730,000 shares of our common stock issued on August 8, 2007 pursuant to the August Private Placement;

5.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,730,000 shares of our common stock issuable upon exercise of 2,730,000 common stock purchase warrants issued pursuant to the August Private Placement. See “Selling Shareholders” for more information.

6.

the resale by a certain Selling Shareholder, and its transferees, donees or successors, of an aggregate of 650,000 shares of our common stock issued on September 11, 2007 pursuant to the September Private Placement; and

7.

the resale by a certain Selling Shareholder, and its transferees, donees or successors, of an aggregate of 650,000 shares of our common stock issuable upon exercise of 650,000 common stock purchase warrants issued pursuant to the September Private Placement. See “Selling Shareholders” for more information.

Offering Price:

The Selling Shareholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will incur substantially all of the costs associated with the filing of this prospectus and the registration statement of which it forms a part, which we estimate to be approximately US$31,447. See “Plan of Distribution” for more information.

Termination of the Offering:

The offering will conclude when all of the 11,562,252 shares of common stock have been sold, the common stock no longer needs to be registered to be sold or we decide to terminate the registration of the common stock.

Use of Proceeds:

We will not receive any proceeds from this offering. However, we will receive proceeds upon the exercise of any common stock purchase warrants, the underlying shares of which are offered under this prospectus. If all such warrants are exercised in the first year, we will receive proceeds of US$1,935,283, and if all such warrants are exercised in the second year, then we will receive proceeds of US$2,902,924. The proceeds, if any, would be used for working capital purposes including further exploring our existing oil and gas property interests.

Market for Our Common Stock:

Our common stock is quoted on the OTCBB under the symbol “PRPL”. Our common stock is also quoted on the Frankfurt Stock Exchange under the symbol “3P2”. The last reported sales price per share of our common stock as reported by the OTCBB on September 14, 2007, was US$1.26.

Outstanding Shares of Common Stock:

There were 31,398,138 shares of our common stock issued and outstanding as at September 14, 2007. If all warrants were exercised, there would be 37,352,854 shares of our common stock issued and outstanding.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following selected financial data has been derived from and should be read in conjunction with: (i) our audited financial statements for the years ended September 30, 2006 and 2005, together with the notes to these financial statements; (ii) our interim financial statements for the nine months ended June 30, 2007; (iii) the audited financial statements of Park Place Canada for the year ended December 31, 2006 together with the notes to those financial statements; (iv) the interim financial statements of Park Place Canada for the six months ended June 30, 2007; (v) the pro forma financial statements of the Company as at June 30, 2007; and (vi) the sections of this prospectus entitled “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business”, included elsewhere herein.

As the Company did not have any material operations prior to the acquisition of Park Place Canada on July 30, 2007 and the acquisition of Park Place Canada has been accounted for as a reverse merger, the financial information presented below is that of Park Place Canada and is presented in Canadian dollars. Park Place Canada was incorporated on May 4, 2006 and, accordingly, no comparative amounts are presented.

Balance Sheet Data

	Park Place Canada
	As at	As at
	December 31, 2006	June 30, 2007
	(Audited)	(Unaudited)

Cash	CDN$4,517	CDN$592,283

Working capital (deficiency)	(148,288)	(224,723)

Total assets	1,529,747	2,964,236

Current liabilities	156,179	839,899

Long-term liabilities	---	74,780

Total stockholders’ equity	1,373,568	2,049,557

Statement of Operations Data

	Park Place Canada
	Fiscal Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
	(Audited)	(Unaudited)

Operating expenses	CDN$(220,596)	CDN$(897,497)

Net loss	(218,442)	(948,018)

Net loss per share	(0.05)	(0.07)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. You could lose all or part of your investment.

Risks Relating to Our Business

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have a limited oil and gas operating history and no history of earnings. We are recently incorporated and have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the exploration stage with minimal production, and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Some of our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on these properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil or gas wells. Some of our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our exploration properties.

Oil and gas exploration involves a high degree of risk and there is no assurance that expenditures for future exploration by us will result in new discoveries in commercial quantities.

Although we have a limited number of specific identified exploration prospects at the present time, we intend to continue to evaluate prospects on an ongoing basis in a manner consistent with industry standards. Our long-term commercial success depends on our ability to find, acquire, develop and commercially produce hydrocarbons. We cannot provide any assurance that we will be able to locate satisfactory properties for acquisition or participation. Moreover, if we do identify such acquisitions or participations, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations uneconomic.

We are dependent on discovering new reserves.

Our future oil and natural gas reserves, production, and cash flows, if any, to be derived therefrom are highly dependent upon us successfully acquiring or discovering new reserves. Without the continual addition of new reserves, any existing reserves our company may have at any particular time and the production therefrom will decline over time as they are exploited. A future increase in our reserves will depend not only on our ability to develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. There can be no assurance that our future exploration and development efforts will result in the discovery and development of additional commercial accumulations of oil and natural gas.

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our oil and gas and oil sands properties.

We will require additional financing in order to carry out our acquisition and exploration activities. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, or delay or indefinitely postpone further exploration of our projects. This could result in the possible loss of such properties or the reduction or termination of our operations.

Our operations require significant additional capital, which may not be available to us on acceptable terms, or at all.

Our cash flow from our reserves, if any, may not be sufficient to fund our ongoing activities at all times. From time to time, we may require additional financing in order to carry out our oil and gas acquisitions, exploration and development activities, if any. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties, miss certain acquisition opportunities and reduce or terminate our operations. If our revenues from our reserves, if any, decrease as a result of lower oil and natural gas prices or otherwise, it will affect our ability to expend the necessary capital to replace our reserves, if any, or to maintain production. If our company’s cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or available to us on favourable terms.

If we are unable to retain the services of David Stadnyk or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Mr. David Stadnyk, our President, CEO, Treasurer and a director. Losing the services of Mr. Stadnyk could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Stadnyk. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to retain existing consultants or that we will be able to find, attract and retain qualified personnel on acceptable terms. The loss of the services of Mr. Stadnyk, through incapacity or otherwise, would be costly to us and would require us to seek and retain other qualified personnel.

If we lose the services of the independent contractors that we engage to undertake our exploration, then our plan of operations may be delayed or be more expensive to undertake than anticipated.

Our success depends to a significant extent on the performance and continued service of certain independent contractors. We have contracted the services of professional drillers and other contractors for exploration, environmental, construction and engineering services. Poor performance by such contractors or the loss of such services could result in our planned exploration activities being delayed or being more expensive to undertake than anticipated.

We may not be the operator of all our oil and natural gas properties. To the extent our company is not the operator of our oil and natural gas properties, we will be dependent on such operators for the timing of activities related so such properties and will largely be unable to direct or control the activities of the operators.

In addition, the success of our company will be largely dependent upon the performance of our management and key consultants. We do not have any key man insurance policies, and therefore there is a risk that the death or departure of any member of management or any key consultants could have a material adverse effect on our company.

You may be unable to enforce actions against us, certain of our directors and officers, or the expert named in this prospectus under U.S. federal securities laws.

Our operating subsidiary, which legally owns the bulk of our assets, is a corporation organized under the laws of the province of British Columbia, Canada. Our directors and officers reside principally in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for you to effect service of process within the United States upon us or those persons. Furthermore, it may not be possible for you to enforce against us or them in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our operating subsidiary, or our directors and officers.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in our business.

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, provincial, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects.

Our interests are held in the form of farmout agreements, licenses and leases that may terminate.

Our properties are held in the form of farmout agreements, licenses and leases, and working interests in licenses and leases. If we or the holder of the farmout agreements fail to meet the specific requirements of each farmout agreement, license or lease, the license or lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each farmout agreement, license or lease will be met. The termination or expiration of our farmout agreements, licenses or leases or the working interests relating to farmout agreements, licenses or leases may have a material adverse effect on our results of operation and business.

The operations of our company may require licenses and permits from various governmental authorities. There can be no assurance that we will be able to obtain all necessary licenses and permits that may be required to carry out exploration and development on our projects.

The title to our properties may be defective.

It is our practice in acquiring oil and gas leases or interests in oil and gas leases not to undergo the expense of retaining lawyers to fully examine the title to the interest to be placed under lease or already placed under lease. Rather, we rely upon the judgment of oil and gas lease brokers or landmen who actually do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest.

Our acquisitions may not be successful.

As part of our growth strategy, we intend to acquire additional interests in oil and gas properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are subject to foreign currency risks.

Oil and gas operations in Canada and the United Kingdom provide revenues in United States dollars, while expenses are incurred in Canadian and United Kingdom currencies, respectively. As a result, an upward adjustment of Canadian and or United Kingdom currencies against the United States dollar will result in a reduction of profits, if any, that our projects would generate if they commence production. Accordingly, the value of our projects is subject to risk based on changes to foreign currency rates.

One of our shareholders may exercise voting power of 14% of our common stock.

Our President David Stadnyk owns 5,025,050 shares of our common stock, or 14% of our outstanding common stock, as of the date hereof. Due to his stock ownership, David Stadnyk may be in a position in combination with others to effect control to elect our board of directors and, therefore, to control our business and affairs, including certain significant corporate actions.

Risks Relating to Our Industry

The oil and gas industry is subject to significant competition, which may increase costs or otherwise adversely affect our ability to compete.

Oil and gas exploration is intensely competitive and involves a high degree of risk. There can be no assurance that commercial production of oil and gas can be obtained from any of our properties, nor are there any assurances that production, if obtained, will be in sufficient quantities to be profitable. In our efforts to acquire properties, we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and gas, but also conduct refining and petroleum marketing operations on a worldwide basis.

Competition for producing properties will be affected by the amount of funds available to us, information available to us and any standards established by us for the minimum projected return on investment. Competition may also be presented by alternative fuel sources and technologies.

A substantial or extended decline in oil and natural gas prices could reduce our future revenue and earnings.

As with most other companies involved in resource exploration, we may be adversely affected by future increases in the costs of conducting exploration, development and resource extraction that may not be fully offset by increases in the price received on sale of the petroleum or natural gas.

Our future revenues, if any, profitability and growth and the carrying value of our oil and gas and oil sands properties will be substantially dependent on prevailing prices of oil and gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and the availability of alternate fuel sources. Any substantial and extended decline in the price of oil and gas would have an adverse effect on the carrying value of our properties and borrowing capacity.

Industry activities are dependent on availability of drilling equipment and access restrictions.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment in the particular areas where such activities will be conducted. Demand for such limited equipment or access restrictions may affect the availability of such equipment to our company and may delay exploration and development activities.

Prices, markets and marketing of crude oil and natural gas may result in a reduction in volume of our oil and gas reserves.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond the control of our company. World prices for oil and natural gas have fluctuated widely in recent years. Any material decline in prices could result in a reduction of net production revenue. Certain wells or other projects may become uneconomic as a result of a decline in world oil prices and natural gas prices, leading to a reduction in the volume of our company’s oil and gas reserves, if any. The Company might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in our future net production revenue, if any, causing a reduction in our oil and gas acquisition and development activities. In addition, bank borrowings available to our company are in part determined by the borrowing base of our company. A sustained material decline in prices from historical average prices could limit or reduce our borrowing base, therefore reducing the bank credit available to our company, and could require that a portion of any existing bank debt of our company be repaid.

In addition to establishing markets for our oil and natural gas, our company must also successfully market our oil and natural gas to prospective buyers. The marketability and price oil and natural gas which may be acquired or discovered by our company will be affected by numerous factors beyond our control. Our company will be affected by the differential between the price paid by the refiners for light quality oil and the grades of oil produced by our company. The ability of our company to market our natural gas may depend upon our ability to acquire space on pipelines which deliver natural gas to commercial markets. Our company will also likely be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities and related to operational problems with such pipelines and facilities and extensive government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and natural gas business. Our company has limited direct experience in the marketing of oil and natural gas.

Our insurance is subject to limitations on liability.

Our company’s involvement in the exploration for and development of oil and gas properties may result in our company becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although our company has obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, our company may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of such uninsured liabilities would reduce the funds available to our company. The occurrence of a significant event that our company is not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on our company’s financial position, results of operations or prospects.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, provincial, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration activities are subject to certain federal, provincial and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation.

Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of provincial authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas and oil sands properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can also hinder drilling operations. Further, our operating costs will be dependent upon the availability of required services and personnel. These changes and events may materially affect our financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

We are subject to complex laws that can affect the cost, manner and feasibility of doing business thereby increasing our costs and reducing our profitability.

Failure to comply with these laws may also result in the suspension or termination of operations and liabilities under administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase the costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially and adversely affect our financial condition and results of operations.

The nature of oil sands exploration involves many risks.

Oil sands exploration is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any petroleum property, there can be no assurance that commercial deposits of bitumen will be produced from our oil sands properties. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of pipelines and processing equipment, fluctuating extraction and operating costs, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and gas and environmental protection). Additionally, our insurance will not provide reimbursement for all operational risks that we may face. The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

The establishment of proved reserves is subjective and subject to numerous uncertainties.

We have established proved reserves on certain of our properties. There are numerous uncertainties inherent in estimating quantities of natural resources, including many factors beyond our control, and no assurance can be given that the recovery of bitumen will be realized. In general, estimates of recoverable natural resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable natural resources, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

The impact of the Kyoto Protocol may affect our ability to operate.

In late 2002, the Government of Canada ratified the Kyoto Protocol, an international agreement designed to manage greenhouse gas emissions and on February 16, 2005 it became effective. Other than as described in the 2005 Kyoto Plan, relatively few details regarding its implementation in Canada have been made by the federal government. Numerous uncertainties regarding details of the Kyoto Protocol's implementation remain and there can be no assurance that future rules and regulations will not affect our ability to operate as planned.

We may incur substantial abandonment and reclamation costs.

We are responsible for compliance with terms and conditions of environmental and regulatory approvals and all laws and regulations regarding the abandonment of the project and reclamation of our lands at the end of its economic life, which abandonment and reclamation costs may be substantial. A breach of such legislation and/or regulations may result in the issuance of remedial orders, the suspension of approvals, or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. It is not possible to estimate with certainty the abandonment and reclamation costs since they will be a function of regulatory requirements at the time.

Native land claims may impact our business.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. For example, certain aboriginal peoples have filed a claim against the Government of Canada, the Province of Alberta, certain governmental entities and the regional municipality of Wood Buffalo (which includes the City of Fort McMurray, Alberta) claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray. If any such claim relating to lands on which we have rights was successful, it could have a significant adverse effect on our ability to conduct our business.

Environmental and regulatory compliance may impose substantial costs on us.

Our operations are or will be subject to stringent laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

Our exploration activities and drilling programs are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Exploration and drilling is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our exploration operations proceed.

The current regulatory regime may change.

The current regulatory regimes governing oil and gas exploration in Canada and the United Kingdom is subject to change. We cannot predict if, when or how any aspect of the regulatory regimes governing our activities may change. As a result, our business may be affected in ways that we cannot predict.

Risks Relating to Our Common Stock

Investment in our common stock is speculative due to the nature of our business.

An investment in our common stock is speculative due to the nature of our involvement in the acquisition and exploration of oil and gas and oil sands properties in Canada and the United Kingdom.

Our shareholders may experience dilution as a result of our issuance of additional common stock or the exercise of outstanding options and warrants.

We may enter into commitments in the future which would require the issuance of additional common stock. We may also grant additional share purchase warrants and stock options. The exercise of share purchase warrants or options and the subsequent resale of common stock in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future. Any share issuances from our treasury will result in immediate dilution to existing shareholders.

We have never declared or paid cash dividends on our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Accordingly, investors may only see a return on their investment if the value of our securities appreciates.

Our stock price can be extremely volatile.

Our common stock is traded dually on the OTC Bulletin Board and the Frankfurt Stock Exchange. There can be no assurance that an active public market will continue for our common stock, or that the market price for our common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of our common stock could be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, technological innovations, additions or departures of key personnel, industry developments and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our company’s financial statements include a statement that our financial statements are prepared on a going concern basis, and therefore that certain reported carrying values are subject to our company receiving the future continued support of our shareholders, obtaining additional financing and generating revenues to cover our operating costs. The going concern assumption is only appropriate provided that additional financing continues to become available.

Sales of a substantial number of shares of our common stock into the public market by the Selling Shareholders may result in significant downward pressure on the price of our common stock and could affect the ability of our shareholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 31,398,138 shares of our common stock issued and outstanding as at the date of this prospectus. When the registration statement of which this prospectus forms a part is declared effective, the Selling Shareholders will be able to resell up to 11,562,252 shares of our common stock. As a result, a substantial number of our shares of common stock may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Shareholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the Selling Shareholders sell their shares of our common stock could encourage short sales by the Selling Shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. We entered the oil and gas exploration industry on July 30, 2007, and our operating subsidiary commenced operations on May 4, 2006, as a result, we have a limited operating history. This makes our business difficult to evaluate and results in greater volatility in the price of our common stock.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We may issue debt to acquire assets.

From time to time our company may enter into transactions to acquire assets or the shares of other corporations. These transactions may be financed partially or wholly with debt, which may increase our debt levels above industry standards. Our articles and by-laws do not limit the amount of indebtedness that our company may incur. The level of our indebtedness from time to time could impair our ability to obtain additional financing in the future on a timely basis to take advantage of business opportunities that may arise.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under the heading “Risk Factors”. These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the United States Private Securities Litigation Reform Act of 1995 does not apply to the offering made by this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from this offering. However, we will receive proceeds upon the exercise of any common stock purchase warrants, the underlying shares of which are offered under this prospectus. If all such warrants are exercised in the first year, we will receive proceeds of US$1,935,283, and if all such warrants are exercised in the second year, then we will receive proceeds of US$2,902,924. The proceeds, if any, would be used for working capital purposes including further exploring our existing oil and gas property interests.

SELLING SHAREHOLDERS

The Selling Shareholders named in this prospectus are offering all 11,562,252 shares of common stock offered by this prospectus. This prospectus relates to the offer of 7,691,687 presently issued shares of our common stock by the Selling Shareholders named in this section. We will not receive any proceeds from the sale of the currently outstanding common stock by the Selling Shareholders. In addition, this prospectus relates to the offer of 3,870,565 shares of our common stock issuable upon the exercise of certain outstanding warrants to acquire shares of our common stock by certain of the Selling Shareholders. These shares include the following shares:

3,821,122 of the 8,995,622 shares of our common stock that we issued on July 30, 2007 pursuant to the Acquisition of Park Place Canada;

490,565 of the 754,716 shares that we issued on August 8, 2007, as part of the settlement of certain indebtedness of a subsidiary, pursuant to the Debt Settlement Agreement. We issued the 754,716 units (the “Settlement Units”) in settlement of US$377,358 in principal and interest owing to a creditor of our subsidiary at a deemed settlement price of US$0.50 per Settlement Unit, with each Settlement Unit being comprised of one share of our common stock and one share purchase warrant to acquire a share of our common stock (each a “Settlement Warrant”);

490,565 of the 754,716 shares issuable upon the conversion of the Settlement Warrants. Each Settlement Warrant entitles the holder to purchase one share of our common stock at an exercise price of US$0.50 per share in the first year and US$0.75 per share in the second year. The Settlement Warrants are exercisable commencing on the date of issuance for a period ending 24 months from the date of issuance;

2,730,000 of the 4,200,000 shares that we issued on August 8, 2007, pursuant to the August Private Placement. On August 8, 2007 we issued 4,200,000 units (the “ August Private Placement Units”), with each August Private Placement Unit being comprised of one share of our common stock and one share purchase warrant to acquire a share of our common stock (each an “August Private Placement Warrant”) for gross proceeds of US$2.1 million;

2,730,000 of the 4,200,000 shares issuable upon the conversion of the August Private Placement Warrants. Each August Private Placement Warrant entitles the holder to purchase one share of our common stock at an exercise price of US$0.50 per share in the first year and US$0.75 per share in the second year. The August Private Placement Warrants are exercisable commencing on August 8, 2007 and ending on August 8, 2009;

650,000 of the 1,000,000 shares that we issued on September 11, 2007, pursuant to the September Private Placement. On September 11, 2007 we issued 1,000,000 units (the “September Private Placement Units”), with each September Private Placement Unit being comprised of one share of our common stock and one share purchase warrant to acquire a share of our common stock (each a “September Private Placement Warrant”) for gross proceeds of US$500,000; and

650,000 of the 1,000,000 shares issuable upon the conversion of the September Private Placement Warrants. Each September Private Placement Warrant entitles the holder to purchase one share of our common stock at an exercise price of US$0.50 per share in the first year and US$0.75 per share in the second year. The September Private Placement Warrants are exercisable commencing on September 11, 2007 and ending on September 11, 2009.

The foregoing transactions were completed in reliance on Rule 903 of Regulation S of the Securities Act, based upon representations made to us by the purchasers.

The following table sets forth certain information regarding the beneficial ownership of the shares of common stock to be sold by the Selling Shareholders as of September 14, 2007.

Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the Selling Shareholders. Except as described below, to our knowledge, each of the named Selling Shareholders beneficially owns and has sole voting and investment power over, all shares or rights to these shares. Other than the relationships described below, none of the Selling Shareholders had or have any material relationship with us. On information and belief based upon query by our company to the Selling Shareholders, we do not believe that any Selling Shareholders are registered broker-dealers or affiliates of registered broker-dealers. Except as otherwise disclosed in this prospectus, to our knowledge, none of the Selling Shareholders has had any relationship with our company within the last three years.

Because a Selling Shareholder may offer by this prospectus all or some part of the shares of common stock offered hereby, no estimate can be given as of the date hereof as to the number of shares of common stock to be offered that will be held by a Selling Shareholder upon the termination of the offering.

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Shares to be Owned After Completion of this Offering	Percentage of Issued and Outstanding Shares(2)
Business Combination Agreement
David Stadnyk(3)	5,025,050	681,250	4,343,800	13.7%
Jason Gigliotti	500,000	125,000	375,000	1.2%
George Tsafalas(4)	975,000	168,750	806,250	2.5%
Slobodan Vuksanovic(5)	150,000	25,000	125,000	*
Rick Skeith	100,000	25,000	75,000	*
David Clark	270,000	75,500	194,500	*
Winston Cabell	120,000	38,000	82,000	*
Susan Shacker(6)	190,000	44,250	145,750	*
Rob Grace	125,000	31,250	93,750	*
Laila Shuvaloff(7)	145,000	18,750	126,250	*
Frank Stadnyk(8)	44,286	28,786	15,500	*
Patricia Maureen Andrew	44,286	28,786	15,500	*
Highland Capital Corp.(9)	400,000	260,000	140,000	*
Larry Kristof	25,000	16,250	8,750	*
Ian Savage	30,000	19,500	10,500	*

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Shares to be Owned After Completion of this Offering	Percentage of Issued and Outstanding Shares(2)
George Moumos	80,000	52,000	28,000	*
Peter Moumos	30,000	19,500	10,500	*
Peter Zannis	52,500	34,125	18,375	*
Chris Moumos	80,000	52,000	28,000	*
Brent Nimeck	25,000	16,250	8,750	*
Brian Heaney	50,000	32,500	17,500	*
Yvette Philip	50,000	32,500	17,500	*
Christine D. McIntosh	100,000	65,000	35,000	*
Terry Sklavenitis	20,000	13,000	7,000	*
Arbutus Enterprises Ltd.(10)	25,000	16,250	8,750	*
Albert Tymensen	20,000	13,000	7,000	*
Joanne McIntosh	6,000	3,900	2,100	*
George Perrie and Diane Perrie	15,000	9,750	5,250	*
David Taylor	5,000	3,250	1,750	*
Vance Derban	2,500	1,625	875	*
Robert Hornal	2,500	1,625	875	*
Michael Vandale	20,000	13,000	7,000	*
Murray Feldman	10,000	6,500	3,500	*
Roland Schemel	50,000	32,500	17,500	*
Edward Lee Kheng Yoong	12,000	7,800	4,200	*
Professional Log Evaluation Ltd.(11)	70,000	45,500	24,500	*
Karen Cunningham	70,000	45,500	24,500	*
John Duckett	50,000	32,500	17,500	*
Michael Fernandes	10,000	6,500	3,500	*
Michael Duckett	20,000	13,000	7,000	*
Peter Duckett	20,000	13,000	7,000	*
Stephen O’Neill	10,000	6,500	3,500	*
Peter Locke	100,000	65,000	35,000	*
Tony Wong	5,000	3,250	1,750	*
Sajjan Parmar	20,000	13,000	7,000	*
Harmut Henning	100,000	65,000	35,000	*
Renshaw Travel Ltd.(12)	5,000	3,250	1,750	*
Renshaw Investments Ltd.(13)	5,000	3,250	1,750	*
Simone L. McGowan	20,000	13,000	7,000	*
Frances M. Kirk	50,000	32,500	17,500	*
Kane S. Fernandez	50,000	32,500	17,500	*

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Shares to be Owned After Completion of this Offering	Percentage of Issued and Outstanding Shares(2)
Jonathan Malchy	2,000	1,300	700	*
Zlotnik Financial Services Ltd.(14)	40,000	26,000	14,000	*
James R. Burr	15,000	9,750	5,250	*
Helen Zannis	52,500	34,125	18,375	*
Logan Anderson	10,000	6,500	3,500	*
Lorrie Archibald	5,000	3,250	1,750	*
Bounty Developments Ltd.(15)	100,000	65,000	35,000	*
Tom Dougherty and Maureen Dougherty	20,000	13,000	7,000	*
Morie Shacker	20,000	13,000	7,000	*
Judy Bradshaw	10,000	6,500	3,500	*
Roy Fortin	50,000	32,500	17,500	*
Curt Lindenberger	20,000	13,000	7,000	*
Ann Marie Lindenberger	20,000	13,000	7,000	*
BT Hydrocarbons Corporation(16)	150,000	97,500	52,500	*
Eric M. Leslie(17)	150,000	12,500	137,500	*
Wendy Yanosik	22,000	14,300	7,700	*
Pamela Steen	70,000	45,500	24,500	*
Harvinder Parmar	20,000	13,000	7,000	*
Dana Weeks	100,000	65,000	35,000	*
Georgios Aravositas	10,000	6,500	3,500	*
374775 B.C. Ltd.(18)	10,000	6,500	3,500	*
Beverley Kniffen	10,000	6,500	3,500	*
Julie Savio	10,000	6,500	3,500	*
William Augustus Greer	200,000	130,000	70,000	*
Suraya Khan	2,000	1,300	700	*
Veronica Musialek	2,000	1,300	700	*
Jan Urata	10,000	6,500	3,500	*
Tammy Beltrami	10,000	6,500	3,500	*
Oaktrust (Guernsey) Limited as Trustees of the Eastland Trust(19)	40,000	26,000	14,000	*
Oaktrust (Guernsey) Limited as Trustees of the Joseph Trust(20)	40,000	26,000	14,000	*
Kahala Financial Corp.(21)	50,000	32,500	17,500	*
Joe Cutura	4,000	2,600	1,400	*
Katherine M. Shacker	30,000	19,500	10,500	*
Jonathan S. Malchy	8,000	5,200	2,800	*
Josh Boileau	20,000	13,000	7,000	*

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Shares to be Owned After Completion of this Offering	Percentage of Issued and Outstanding Shares(2)
Rajwant K. Bhatti	30,000	19,500	10,500	*
Surjit Singh Bhatti	10,000	6,500	3,500	*
Global Securities Corp. ITF Elco Securities Corp. #04178U0 (22)	40,000	26,000	14,000	*
Jangvir Bhatti	10,000	6,500	3,500	*
Global Securities Corp. ITF Ilati Enterprises Corp. #043574U7.(23)	10,000	6,500	3,500	*
Global Securities Corp. ITF Scott Lower RRSP #155 48067	20,000	13,000	7,000	*
Christopher Bruening(24)	250,000	1,500	152,500	*
Value Relations GmbH(25)	350,000	65,000	285,000	*
Global Securities Corp. ITF Malcolm Lower and Elizabeth Lower #044 577UO	25,000	16,250	8,750	*
Joan Remillard	9,000	5,850	3,150	*
Maureen Anne Johnson	10,000	6,500	3,500	*
Eugene Cote	10,000	6,500	3,500	*
Oaktrust (Guernsey) Limited as Trustees of the Eastland Trust(26)	110,000	71,500	38,500	*
Oaktrust (Guernsey) Limited as Trustees of the Joseph Trust(27)	60,000	39,000	21,000	*
Angela Gray	20,000	13,000	7,000	*
Keith Smart	20,000	13,000	7,000	*
Fairbairn Trust Company as Trustees of the F41040 Trust(28)	400,000	260,000	140,000	*
David Johnson(29)	75,000	19,500	55,500	*
Katelyn Cassidy	10,000	6,500	3,500	*
Faiyaz Dean	50,000	32,500	17,500	*
Debt Settlement Agreement
1284810 Alberta Ltd.(30)	1,509,432	981,130	528,302	1.7%
Private Placement
Affaires Financièrs S.A.(31)	1,440,000	936,000	504,000	1.6%
Bank Sal. Oppenheim jr. & Cie(32)	3,450,000	2,242,500	1,207,500	3.7%
Black Sea Trading, Inc.(32)	1,440,000	936,000	504,000	1.6%
EH&P Investments AG(34)	800,000	520,000	280,000	*
Elco Securities Ltd.(35)	1,420,000	923,000	497,000	1.6%
Oak Trust (Guernsey) Limited as Trustees of the Eastland Trust(36)	300,000	195,000	105,000	*
Oak Trust (Guernsey) Limited as Trustees of the Joseph Trust(37)	100,000	65,000	35,000	*

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Shares to be Owned After Completion of this Offering	Percentage of Issued and Outstanding Shares(2)
VP Bank (Switzerland) Ltd.(38)	1,450,000	942,500	507,500	1.6%
Totals:	24,165,054	11,562,252	12,506,802	39.8%

(*)	Less than 1%.

(1)

Beneficial ownership calculation under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 31,398,138 shares of our common stock issued and outstanding as of September 14, 2007.

(3)	David Stadnyk is our President, CEO, Treasurer and a director. Mr. Stadnyk’s share total includes 300,000 options.

(4)	George Tsafalas is one of our consultants. Mr. Tsafalas’ share total includes 300,000 options.

(5)	Slobodan Vuksanovic was a director with Park Place Canada from May 12, 2006 to March 8, 2007. Mr. Vuksanovic’s share total includes 50,000 options.

(6)	Susan Shacker is the wife of David Stadnyk, our President, CEO, Treasurer and a director. Ms. Shacker’s share total includes 45,000 options.

(7)	Laila Shuvaloff is one of our consultants. Ms. Shuvaloff’s share total includes 70,000 options.

(8)	Frank Stadnyk is the father of David Stadnyk, our President, CEO, Treasurer and a director.

(9)

To our knowledge, James Loughran exercises sole dispositive and voting power with respect to the shares of common stock owned by Highland Capital Corp., and this Selling Shareholder has no known relationship with our company.

(10)

To our knowledge, Malcolm Powell exercises sole dispositive and voting power with respect to the shares of common stock owned by Arbutus Enterprises Ltd., and this Selling Shareholder has no known relationship with our company.

(11)

To our knowledge, William D. Smith exercises sole dispositive and voting power with respect to the shares of common stock owned by Professional Log Evaluation Ltd., and this Selling Shareholder has no known relationship with our company.

(12)

To our knowledge, Donald T. Renshaw exercises sole dispositive and voting power with respect to the shares of common stock owned by Renshaw Travel Ltd., and this Selling Shareholder has no known relationship with our company.

(13)

To our knowledge, Donald T. Renshaw exercises sole dispositive and voting power with respect to the shares of common stock owned by Renshaw Investments Ltd., and this Selling Shareholder has no known relationship with our company.

(14)

To our knowledge, Gary Zlotnik exercises sole dispositive and voting power with respect to the shares of common stock owned by Zlotnik Financial Services Ltd., and this Selling Shareholder has no known relationship with our company.

(15)

To our knowledge, William H. Clark exercises sole dispositive and voting power with respect to the shares of common stock owned by Bounty Developments Ltd., and this Selling Shareholder is a partner with our company. Bounty Developments Ltd. acted as operator on the Worsely, Atlee Buffalo, Lloydminster and Cecil-Eureka properties.

(16)

To our knowledge, Terry Buchanan exercises sole dispositive and voting power with respect to the shares of common stock owned by BT Hydrocarbons Corporation, and this Selling Shareholder is a consultant to our company.

(17)	Eric M. Leslie is our Secretary. Mr. Leslie’s share total includes 100,000 options.

(18)

To our knowledge, Richard A.L. Bourne exercises sole dispositive and voting power with respect to the shares of common stock owned by 374775 B.C. Ltd., and this Selling Shareholder has no known relationship with our company.

(19)

To our knowledge, Andrew Fox and Stacey Gee, as trustees, exercise joint dispositive and voting power with respect to the shares of common stock owned by Oaktrust (Guernsey) Limited as Trustees of the Eastland Trust, and this Selling Shareholder has no known relationship with our company.

(20)

To our knowledge, Andrew Fox and Stacey Gee, as trustees, exercise joint dispositive and voting power with respect to the shares of common stock owned by Oaktrust (Guernsey) Limited as Trustees of the Joseph Trust, and this Selling Shareholder has no known relationship with our company.

(21)

To our knowledge, Richard W. Donaldson exercises sole dispositive and voting power with respect to the shares of common stock owned by Kahala Financial Corp., and this Selling Shareholder has no known relationship with our company.

(22)

To our knowledge, Lawrence Collie exercises sole dispositive and voting power with respect to the shares of common stock owned by Elco Securities Corp., and this Selling Shareholder has no known relationship with our company.

(23)

To our knowledge, Andrea Molnar exercises sole dispositive and voting power with respect to the shares of common stock owned by Ilati Enterprises Corp., and this Selling Shareholder has no known relationship with our company.

(24)	Christopher Bruening is a consultant to our company. Mr. Bruening’s share total includes 100,000 options.

(25)

Value Relations GmbH is a consultant to Park Place Canada. To our knowledge, Christopher Bruening exercises sole dispositive and voting power with respect to the shares of common stock owned by Value Relations GmbH. Christopher Bruening is a consultant to our company. Value Relations GmbH’s share total includes 250,000 options.

(26)

To our knowledge, David Willis and Roger Wood, as trustees, exercise sole dispositive and voting power with respect to the shares of common stock owned by Oaktrust (Guernsey) Limited as Trustees of the Eastland Trust, and this Selling Shareholder has no known relationship with our company.

(27)

To our knowledge, Andrew Fox and Mark Chasey, as trustees, exercise sole dispositive and voting power with respect to the shares of common stock owned by Oaktrust (Guernsey) Limited as Trustees of the Joseph Trust, and this Selling Shareholder has no known relationship with our company.

(28)

To our knowledge, Fairbairn Trust Company Limited, as trustee, exercises sole dispositive and voting power with respect to the shares of common stock owned by Fairbairn Trust Company as Trustees of the F41040 Trust, and this Selling Shareholder has no known relationship with our company.

(29)	David Johnson is a consultant to our company. Mr. Johnson’s share total includes 45,000 options.

(30)

To our knowledge, David Lane exercises sole dispositive and voting power with respect to the shares of common stock owned by 1284810 Alberta Ltd., and this Selling Shareholder has no known relationship with our company.

(31)

To our knowledge, Luciano Bassi and Werner Wagemann exercise sole dispositive and voting power with respect to the shares of common stock owned by Affaires Financièrs S.A., and this Selling Shareholder has no known relationship with our company.

(32)

To our knowledge, B. Achermann and U. Ericker exercise sole dispositive and voting power with respect to the shares of common stock owned by Bank Sal. Oppenheim jr. & Cie, and this Selling Shareholder has no known relationship with our company.

(33)

To our knowledge, Robert Jarva exercises sole dispositive and voting power with respect to the shares of common stock owned by Black Sea Trading, Inc., and this Selling Shareholder has no known relationship with our company.

(34)

To our knowledge, I. Weibel exercises sole dispositive and voting power with respect to the shares of common stock owned by EH&P Investments AG, and this Selling Shareholder has no known relationship with our company.

(35)

To our knowledge, Isaac Collie exercises sole dispositive and voting power with respect to the shares of common stock owned by Elco Securities Ltd., and this Selling Shareholder has no known relationship with our company.

(36)

To our knowledge, Andrew Fox and Roger English, as trustees, exercise sole dispositive and voting power with respect to the shares of common stock owned by Oaktrust (Guernsey) Limited as Trustees of the Eastland Trust, and this Selling Shareholder has no known relationship with our company.

(37)

To our knowledge, Andrew Fox and Roger English, as trustees, exercise sole dispositive and voting power with respect to the shares of common stock owned by Oaktrust (Guernsey) Limited as Trustees of the Joseph Trust, and this Selling Shareholder has no known relationship with our company.

(38)

To our knowledge, Daniel Lacher and André Roth exercise sole dispositive and voting power with respect to the shares of common stock owned by VP Bank (Switzerland) Ltd., and this Selling Shareholder has no known relationship with our company.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Shareholders may offer and sell the shares of common stock covered by this prospectus at various times. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Common Stock

To our knowledge, no Selling Shareholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The Selling Shareholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivative security products;

5.	privately negotiated transactions; or

6.	a combination of any of the above methods.

The Selling Shareholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common stock. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We will advise the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Shareholder is not permitted to cover short sales by purchasing common stock while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Sales by Residents of British Columbia

Selling shareholders who are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares of common stock which are being registered for resale by this prospectus. Such Selling Shareholders have to comply with the British Columbia Securities Commission’s B.C. Instrument 72-502 “Trade in Securities of U.S. Registered Issuers” to resell their common stock. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the common stock for a period of four months and, consequent thereon, limits the volume of common stock sold in a twelve-month period to five percent of the issued and outstanding shares of common stock of the issuer. British Columbia resident shareholders who wish to make a public sale of common stock through the OTCBB, the Frankfurt Stock Exchange, or on any market or securities exchange outside Canada will be limited to the resale limitations set forth in B.C. Instrument 72-502.

Expenses of Registration

We are bearing all costs relating to the registration of the shares. These expenses are estimated to be US$31,447, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Name	Age	Positions with our Company

David Stadnyk	44	President, CEO, Treasurer, Director

Eric M. Leslie	51	Secretary

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

David Stadnyk is our President, CEO, Treasurer and a director. He was appointed to our board on July 6, 2007 and was named as our president and treasurer on July 30, 2007. Mr. Stadnyk has been a self-employed businessman involved in the investment business for the past 15 years and was key to raising capital for junior resource issuers. From February, 2002 to April, 2006, he served as a director of Patch Energy Inc. as well as President, CEO, CFO and Treasurer from January, 2003 to April, 2006. From 1998 to 2006, he served as President of Patch International Inc. (OTCBB: PTCH), a U.S. junior oil and gas exploration and production company with properties in the U.S., Canada and abroad. In 2006, Mr. Stadnyk served as President of Patch Oilsands Limited Partnership, a private company. From 1998 to April, 2006 he served as the President of Praxis Pharmaceuticals Inc., an Australian-based biotech company which he helped form in 1997. Mr. Stadnyk was co-founder and served on the board of Arsenal Energy Inc. (TSX: AEI), a Canadian oil and gas exploration company, was founder and President of Starlight Sports and Entertainment Inc., a company owned by the Vancouver Whitecaps, Vancouver Breakers, Vancouver Angels, Vancouver Ravens Lacrosse team and the TEAM 1040 All Sports radio station. He was President of Alexander News International Inc., a public newspaper chain that traded on the then Alberta Stock Exchange. He was also a founder of Fairchild International Inc., a junior oil and gas producer.

In 2001, Mr. Stadnyk was one of Business in Vancouver’s “Top 40 under 40” and “150 of the most notable British Columbians in 2002”. Mr. Stadnyk obtained his Bachelor of Education degree from the University of British Columbia in 1987 and in 1988 was a Master candidate of the Department of Education, combined program at the University of British Columbia and University of Victoria, B.C.

Eric M. Leslie is our Secretary. He was appointed as our Secretary on August 1, 2007. Mr. Leslie has an extensive work history focussed in the areas of management consulting, finance and oil and gas exploration. In 1978, Mr. Leslie began working in the oil and gas industry as a negotiator for both major and small independent oil and gas companies, including PanCanadian Petroleum Ltd. (now Encana Corporation), Amoco Canada Petroleum Company Ltd. and Phoenix Resources Ltd. At the age of 25, Mr. Leslie started his own oil and gas exploration company which specialized in acquisitions of producing oil properties. In 1991, Mr. Leslie founded Merchant Equities Capital Corp. In 1995, he co-founded Merchant Equities Investments Inc., a private company that provided venture capital financing, financial workouts and restructuring consulting management services primarily to early stage companies. During his tenure as President of Merchant Equities, Mr. Leslie gained extensive public company experience serving on the boards of directors of over a dozen publicly traded companies. Since 2003, Mr. Leslie has been co-founder and CEO of Vanguard Exploration Corp.

Mr. Leslie obtained his Bachelor of Arts degree from the University of Western Ontario in 1977.

Our former directors, who served during the last completed fiscal year, were: Scott Pedersen; Elena Avdasseva; and Oxana Avdasseva. None of our directors have ever been independent.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders in accordance with our Articles of Incorporation and By-laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise between our business and our directors’ other business activities. We are not aware of any existing conflicts between us and our director’s other business activities.

Audit Committee

We do not presently have an audit committee, as we only have one director. We plan to add Eric M. Leslie to our board in the near future. We also plan to add additional independent members to our board in the future, subject to our ability to locate and compensate such persons given our limited financial resources and stage of our business.

Significant Employees

We have no significant employees other than our current director and officers as described above. David Stadnyk, our President, CEO, Treasurer and a director, currently spends approximately 75% of his time on our business. Eric M. Leslie, our Secretary, currently spends approximately 20 % of his time on our business.

Family Relationships

There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 14, 2007 by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. To our knowledge, each shareholder listed possesses sole voting and investment power with respect to the shares shown.

Name and address	Amount and nature of	Percentage
of beneficial owner	beneficial owner(1)	of class(2)

5% Shareholders:

None

Officers and Directors:

David Stadnyk(3) Suite # 1220, 666 Burrard Street Vancouver, BC, Canada V6C 2X8	5,025,000	15.9%

Eric M. Leslie(4) Suite 702, 602 12th Avenue SW Calgary, AB, Canada T2R 1J3	150,000	0.5%

Officers and Directors as a Group	5,175,000	16.4%

(1)

Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 31,398,138 shares of our common stock, which accounts for the issued and outstanding shares as of September 14, 2007.

(3)	David Stadnyk’s share total includes 300,000 options which can be exercised in the next 60 days.

(4)	Eric M. Leslie’s share total includes 100,000 options which can be exercised in the next 60 days.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,200,000,000 shares of common stock with a par value of US$0.00001. As of September 14, 2007, there were 31,398,138 shares of our common stock issued and outstanding held by 169 shareholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Holders of our common stock representing a majority of our issued capital stock, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. Generally, all matters to be voted on by shareholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of our company.

The holders of shares of our common stock will be entitled to receive such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company have been satisfied.

Dividends

We have not paid any dividends on our common stock. We have incurred recurring losses since inception and do not plan to pay any dividends in the foreseeable future. There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or any report or valuation used in connection to this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of Park Place Canada included in this prospectus have been audited by Davidson & Company LLP, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. The financial statements of ST Online Corp. included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCEPTION

We were incorporated under the laws of the State of Nevada on August 27, 2004 under the name “ST Online Corp.” On July 6, 2007, we effected a forward split of our shares of common stock on the basis of eight new shares of our common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 100,000,000 shares of common stock to 800,000,000 shares of common stock. At the same time, we merged with a wholly-owned subsidiary incorporated under the laws of the State of Nevada in contemplation of the acquisition of Park Place Canada and the name of our company was changed to Park Place Energy Corp. On July 23, 2007, we effected a forward split of our shares of common stock on the basis of one and one-half new shares of common stock for each one share of common stock outstanding on that date and increased our authorized share capital from 800,000,000 shares of common stock to 1,200,000,000 shares of common stock.

DESCRIPTION OF BUSINESS

General

We are an exploration company engaged in the acquisition of interests in, and exploration of, conventional oil and natural gas and oil sands properties. Our interests take the form of farmout arrangements under which we provide certain amounts of funding for exploration and development on a property, in exchange for which we receive a certain percentage interest in the property. In the projects in which we hold interests, typically another party acts as operator of the project and our role is limited to providing timely funding. We currently have interests in eight properties in the provinces of British Columbia, Alberta and Saskatchewan, Canada and two interests in properties in the North Sea, in the United Kingdom. Test drilling at certain of the properties in which we hold interests has been conducted and it has been determined that the Atlee-Buffalo, Eight Mile and Kerrobert properties contain proved reserves of crude oil. We plan to develop these properties for production. Our principal capital expenditures to date have been US$2,055,838 to acquire the interests in the oil and gas properties and to conduct certain exploratory work as discussed below. A limited amount of oil and gas is produced currently at our Kerrobert property, in the province of Saskatchewan, Canada. Our other properties are currently in the exploration stage.

Our Prior Business

Our principal business, prior to the Acquisition, was an online website that allows users to purchase and download tennis lesson video clips and e-books relating to tennis. See our annual report on Form 10-KSB for the year ended September 30, 2006 for more information relating to our business prior to the acquisition of Park Place Canada.

The Park Place Canada Acquisition

On July 30, 2007, we completed the Acquisition, pursuant to a Business Combination Agreement dated June 22, 2007 among Park Place Canada, us and 0794403 B.C. Ltd, our wholly-owned subsidiary, as amended (the “Business Combination Agreement”). The following summary of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, which is attached as an exhibit to our current report on Form 8-K filed with the SEC on July 3, 2007 and by reference to the amending agreements dated to the Business Combination Agreement July 4, 2007 and July 18, 2007, both of which are attached as exhibits to our current report on Form 8-K filed with the SEC on July 19, 2007. Pursuant to the terms of the Business Combination Agreement, we issued to each shareholder of record of Park Place Canada at the time of the Acquisition one share of our common stock for every two shares they held of Park Place Canada. As a result, we issued 8,995,622 shares of our common stock to the former shareholders of Park Place Canada.

Pursuant to the terms of the Business Combination Agreement, as amended, we entered into a reorganization asset and share purchase and sale agreement dated effective July 30, 2007 among Park Place, Scott Pedersen, our former President and Secretary and a former director, Elena Avdasseva, a former shareholder of our common stock, and David Stadnyk, our current President, CEO, Treasurer and a director, which was subsequently amended and restated on August 15, 2007 (the “Amended and Restated Share Transfer Agreement”). The following summary of the Amended and Restated Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Share Transfer Agreement, which is attached as an exhibit to our current report on Form 8-K filed with the SEC on August 17, 2007. Under the Amended and Restated Share Transfer Agreement, we transferred all of our rights to the website “www.simpletennis.com” to Mr. Pedersen, and also paid him US$10,000 and CDN$4,127, while Mr. Pedersen transferred 17,000,000 of his 18,000,000 post split shares of our common stock to us for cancellation, and Mr. Pedersen resigned as an officer and director of our company. Additionally under the Amended and Restated Share Transfer Agreement, David Stadnyk paid US$10,000 to Elena Avdasseva, while Ms. Avdasseva transferred 30,000,000 shares of our common stock to Mr. Stadnyk and Mr. Stadnyk returned 28,000,000 of these shares to us for cancellation.

In addition, pursuant to the terms of the Business Combination Agreement, and at the closing of the Acquisition, all outstanding options to acquire shares of Park Place Canada were exchanged for options to acquire an aggregate of 1,000,000 shares of our company, and all options to acquire shares in the capital of Park Place Canada were cancelled. Of the options we issued, options to acquire 550,000 shares are for a period ranging from approximately seven months to approximately 33 months exercisable at price of US$0.33 per share; and options to acquire 1,450,000 shares are exercisable for a period ranging from approximately 33 months to approximately 44 months at a price of US$0.23 per share. The terms of these options have been amended such that half as many shares of our common stock will be issued at twice the exercise price and we now have outstanding options to purchase 275,000 shares of our common stock exercisable for a period ranging from approximately seven months to approximately 33 months at an exercise price of US$0.67 per share and 725,000 shares exercisable for a period ranging from approximately 33 months to approximately 44 months at an exercise price of US$0.47 per share.

In connection with our change of business, we are proposing to raise up to US$5,000,000 by way of private placement of 10,000,000 units at US$0.50 per unit, with each unit comprised of one share of our common stock and one share purchase warrant entitling the holder to acquire a share of our common stock for a period of two years at an exercise price of US$0.50 per share during the first year and at an exercise price of US$0.75 per share during the second year. On August 8, 2007, we closed the first tranche of this offering, whereby we sold 4,200,000 units, providing us with gross proceeds of US$2,100,000. However, there can be no assurance that the remainder of the proposed offering will be completed or that we will be able to obtain additional financing as required.

The closing of the Acquisition represented a change in control of our company. For accounting purposes, this change in control constitutes a re-capitalization of the Company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Park Place Canada, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

As a consequence of our company’s acquisition of Park Place Canada, our business is now focused on the acquisition and exploration of oil and gas properties.

Our Properties

Atlee-Buffalo, Alberta

Park Place Canada entered into a farmout agreement dated May 30, 2006, with its partner, Bounty Developments Ltd. (“Bounty”), under which Park Place Canada acquired the right to earn a 50% working interest after pay-out in a two test well program for gas in Atlee-Buffalo, Alberta. The farmout lands consist of NE Section 26, Twp 22, Rge 7 W4M, to which is attached Alberta Crown PNG Lease number 0405060367. In order to acquire this interest, Park Place Canada paid to Bounty a non-refundable payment of US$33,667, and is required to pay all costs to drill, complete, evaluate, equip and tie in or abandon each of the two test wells. Park Place Canada has incurred further cash call advances of US$171,863 on each of the two test wells, for a total of US$343,726. As of August 30, 2007 we have incurred gas costs totalling US$333,295. By fulfilling all of our obligations under the farmout agreement, we will earn 100% of Bounty’s 100% working interest in the farmout lands, subject to Bounty’s overriding royalty. This working interest could be converted to a 50% working interest after payout. Bounty is acting as the initial operator for all operations under the agreement. The farmout agreement provides that we and Bounty have the right to participate equally in an acquisition of Mutual Interest Lands (as defined under the farmout agreement). The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the May 30, 2006 agreement among Bounty, Damascus and Park Place Canada, a copy of which is attached as exhibit 10.1 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

As of August 30, 2007, we have drilled and completed two gas wells and are waiting to tie these wells into the EOG gas gathing system.

Normandville Oil Sands, Peace River, Alberta

On August 8, 2006, Park Place Canada acquired a 100% working interest in 1,792 hectares located in the Normandville area of northwest Alberta (Sections 1 to 4, 9, 11, 14, Township 78, Range 22 W5M), on which it is planning a seismic and test well program. Attached to these lands are two Crown leases (lease number 7406080083 and lease number 7406080084) comprising the oil sands rights from below the top of the lower Cretaceous Peace River Group to the base of the lower Cretaceous Bluesky – Bullhead Group. Each lease has a 15 year term and an expiry date of no earlier than August 10, 2021. Park Place Canada acquired these leases at an Alberta Crown land sale held August 8, 2006 for total consideration of US$234,767. As of August, 30, 2007, we have incurred rental charges of US$5,897 in respect of this interest, but have not begun any exploration efforts.

Worsley, Alberta

Park Place Canada entered into a seismic option agreement dated September 22, 2006, with Bounty as farmor and Damascus Energy Inc. (“Damascus”) and Park Place Canada collectively, as farmee, under which Park Place Canada acquired the right to earn a 27.5% working interest after pay-out in a seismic and test well program for oil at Worsley, Alberta. The farmout lands consist of the west half of Section 13, Twp 87, Rge 7 W76M, to which is attached Alberta Crown PNG Lease number 0506020313. As at the date of this registration statement, we have completed and interpreted a 3D seismic program and are in the process of securing a drilling rig to drill the test well. As of August 30, 2007, we have incurred capital expenditures of US$218,148. The farmout lands are subject to an Alberta crown royalty, as well as two separate 1% gross overriding royalties. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the September 22, 2006 agreement among Bounty, Damascus and Park Place Canada, a copy of which is attached as exhibit 10.7 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

On March 27, 2007, Park Place Canada entered into a letter agreement with Great Northern pursuant to which Great Northern granted a right of first refusal to Park Place Canada under which Park Place Canada has the right to acquire a 50% of Great Northern’s interest in the Worsley property, by funding 50% of Great Northern’s obligations in that regard. Exercising this right would result in our acquiring a 50% working interest after pay-out in an additional test well program for oil at Worseley. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the March 27, 2007 agreement between Great Northern and Park Place Canada, a copy of which is attached as exhibit 10.14 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

As of August 30, 2007, we are planning a seismic and test well program at the Worsley Property.

Medicine Hat, Alberta

Park Place Canada entered into a farmout and option agreement dated September 25, 2006, with Pine Petroleum Limited (“Pine”) as farmor and Patch Energy Inc. (“Patch”) and Park Place Canada, collectively, as farmee, under which Park Place Canada acquired the right to earn a 22.5% working interest after payout in a seismic and test well program for oil at South Medicine Hat, Alberta. The farmout lands consist of the N ½ Sec 22, SW ¼ & Lsds 11 & 12 Section 26, Twp 12, Rge 5 W4M, to which is attached Alberta Crown PNG Lease number 0403050008. The farmout lands are subject to an Alberta crown royalty, as well as a 0.5% gross overriding royalty in favour of Covenant Resources Ltd. Also under this agreement, Park Place Canada and Patch had the option, were granted the option, upon completion of the test well, within a specified time period to elect to drill additional option wells in order to acquire additional interests in certain option lands contiguous to the farmout lands, consisting of 81-17 W6M: 27-29, 31-34, ALL PNG excluding P & NG in Montney, to which is attached Alberta Crown Drilling Licence number 55222. The agreement also provides for an area of mutual interest, in which Park Place Canada has the right to acquire a 22.5% interest in any lands acquired within that area by any of Pine or Patch or by Park Place Canada until March 31, 2008. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the September 25, 2006 agreement among Pine, Patch and Park Place Canada, a copy of which is attached as exhibit 10.8 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

The farmout agreement was amended by an amendment agreement dated November 2, 2006 among Pine, Tidewater Resources Inc. (“Tidewater”) and Park Place Canada, under which Tidewater replaced Patch as operator of the prospect and Tidewater acquired 10% participation as farmee, while Patch and Park Place Canada each reduced their respective interests by 5%. As a result of this amending agreement, Park Place Canada has the right to earn 20% working interest a seismic and test well program for oil at South Medicine Hat, Alberta and in any lands acquired within that area by any of Pine or Patch or by Park Place Canada, in place of the 22.5% working interest it would have acquired before the amendment.

The farmout agreement was further amended by an earning agreement and option relinquishment agreement dated June 1, 2007 among Park Place Canada, Great Northern, Tidewater (collectively, the “Farmees”) and Pine, under which each of parties agreed that the Farmee’s completed their earning requirements under the farmout agreement, notwithstanding the fact that the test well has not been completed. In consideration for this, the Farmees paid a total of US$19,558, being 90% of the estimated completion costs of the test well. At the same time, the Farmees have relinquished their right to drill an option well and to the area of mutual interest, as contemplated by the farmout agreement. However, if Pine is successful in acquiring a partner to drill an option well, the Farmees have agreed to enter into a pooling agreement to support the drilling, and to proportionately reduce their interest in the farmout lands and proportionately acquire an interest in the option lands as described in the farmout agreement. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the June 1, 2007 agreement among Park Place Canada, Great Northern, Tidewater and Pine, a

copy of which is attached as exhibit 10.22 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

As of August 30, 2007 we have shot a 2D seismic program and drilled and completed the first well and are presently awaiting test results and have incurred oil and gas costs of US$154,374.

Eight Mile Property, British Columbia

Park Place Canada entered into a farmout and option agreement dated October 12, 2006, with Terra Energy Corp. (“Terra”) as farmor and Regal Energy Ltd. (“Regal”), Patch and Park Place Canada, collectively, as farmee, under which Park Place Canada acquired the right to earn a 20% working interest after payout in two test wells to be drilled in sections of land selected by the farmee from the sections comprising the farmout lands. The sections selected for the drilling of the two test wells are 80-18 W6M: Section 36 and 81-17 W6M: Sections 7, 8 & 9 ALL PNG to Base Artex-Halfway-Doig. In order to acquire Park Place Canada’s interest in the farmout lands, Park Place Canada paid US$570,999, representing its 20% share of the costs of drilling the two test wells. As of August 30, 2007, we have incurred US$566,527 in capital expenditures on this property. Great Northern subsequently acquired Patch’s interest under this farmout agreement.

Park Place Canada and its partners have completed a seventy-two hour production flow test on the 7-8-81-17 W6M gas well (the “7–8 well”). This well was drilled late in 2006 as an exploration well targeting the Triassic Age formations, including the Halfway and Doig zones, and reached a total depth of 1,988 meters. The 7-8 well was logged and cased in December 2006, and has remained standing until the recent completion operation in March 2007. The drilling logs indicated approximately 9 meters of Doig pay with average porosities of 9.5% in the one interval tested. After fracture stimulation the final test rate was 3.5 mmcf/day at a flowing pressure of 7,700 KPag.

We and our partners are proceeding with plans to participate with the operator to drill additional wells to the south of the 7-8 well in an effort to delineate the size of the pool. The location of the 7-8 well was originally selected because it was projected as the highest and the most northerly location on the defining seismic anomaly. In October, 2006 Park Place Canada commenced drilling the first follow up well (the “03-36 well”) in Section 5 of the same township. The 03-36 well is waiting for an interpretation of condensation found during drilling before we can commence testing at the 03-36 well.

The 7-8 well was drilled to comply with Park Place Canada’s obligations under the farmout arrangement mentioned above. The parties to the farmout agreement committed to approximately 80% of the cost of two farm-in wells, with a view to earning approximately 48% of the working interest in two sections per well. The farmout arrangement includes a rolling option to continue drilling and earning on the same basis in the 22 Sections making up the Eight Mile North Field. We are paying a 20% cost share with the operator, and are retaining a carried Gross Overriding Royalty. Our interest reduces to 12% once we have achieved payout of our expenses. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the October 12, 2006 agreement among Terra, Regal, Patch and Park Place Canada, a copy of which is attached as exhibit 10.9 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

On April 30, 2007, Park Place Canada entered into an agreement with Great Northern, pursuant to which Park Place Canada lent CDN$110,000 to Great Northern, in exchange for which Great Northern conveyed to Park Place Canada a right to an additional 15% interest in the Eight Mile Property. This right increases our overall interest to 35% of the 7-8 well and any wells subsequently drilled on the Eight Mile Property. However, this does not affect our interest in the 03-36 well, which remains at 20%. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the April 30, 2007 agreement between Park Place Canada and Great Northern, a copy of which is attached as exhibit 10.17 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

Kerrobert Property, Saskatchewan

On March 27, 2007 Park Place Canada entered into a letter agreement with Great Northern, pursuant to which Great Northern agreed to transfer to Park Place Canada a 12.5% working interest in 760 acres and 19 wells that have been production tested or are on stream at a rate of approximately 6.15 barrels of oil or equivalent per day, based on historic information in the Kerrobert properties. With respect to 9 of the 19 wells, our 12.5% interest is subject to a 3.5% working interest in favour of Micron Enviro Systems Inc. (“Micron”). Micron is obliged to incur 5% of the working costs on these 9 wells. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the March 27, 2007 agreement between Park Place Canada and Great Northern, a copy of which is attached as exhibit 10.14 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

Lloydminster Property, Alberta

On March 27, 2007 Park Place Canada entered into a letter agreement with Great Northern, pursuant to which Great Northern agreed to transfer to Park Place Canada a 100% working interest and 50% interest after payout in two test wells which are currently shut in and awaiting a service rig. The test wells are subject to an overriding royalty which is convertible after payout to a 30% working interest and a 30% interest in the balance of the farmout lands. The farmout lands comprise Section 03-28-049-02 W4 and Section 04-28049-02 W4. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the March 27, 2007 agreement between Park Place Canada and Great Northern, a copy of which is attached as exhibit 10.14 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

Cecil-Eureka Property, Alberta

On March 27, 2007, Park Place Canada entered into a letter agreement with Great Northern pursuant to which Great Northern granted a right of first refusal to Park Place Canada under which Park Place Canada has the right to acquire 50% of Great Northern’s interest in the Eureka property by funding 50% of Great Northern’s obligations in that regard. Accordingly, we will pay 45% of a seismic program and test well to earn a 45% working interest before payout which is subject to a royalty of 2% and a 27% working interest after payout in an oil and gas prospect at Cecil-Eureka, Alberta. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the March 27, 2007 agreement between Park Place Canada and Great Northern, a copy of which is attached as exhibit 10.14 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

The Cecil-Eureka project is comprised of 5 separate sections totalling 3,200 acres in north-central Alberta, located at TWP 85, RNG. 10 W6M. The project is a multiple zone project targeting both oil and gas with three primary zones and ten zones overall. As of August 30, 2007, Park Place Canada has one well to drill and is awaiting seismic interpretation to determine the exact location to best drill the test well.

North Sea, Brighty Property

On May 4, 2007, Park Place Canada entered into an agreement with 21st Fox Energy and Mining Ltd. (“21st Fox”) wherein Park Place Canada agreed to pay to 21st Fox all future exploratory costs and fund the undertaking of an electromagnetic survey over Block 12/23b offshore UK on which a stratigraphic trap prospect (the “Brighty Prospect”) has been mapped and evaluated, of which 21st Fox is a 100% license holder. The agreement provides for Park Place Canada to earn the right to take a 70% net interest in the license if Park Place Canada commits before December 22, 2007. Under this agreement we will incur additional expenses of approximately US$60,716 during the next year (see below). The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the March 27, 2007 agreement between Park Place Canada and 21st Fox, a copy of which is attached as exhibit 10.25 to our current report on Form 8-K/A filed with the SEC on August 8, 2007. As of September 14, 2007, we have incurred US$946,840 in electromagnetic survey expenses with respect to this property.

North Sea, Ridgewood Property

Park Place Canada entered into an agreement on July 10, 2007 with Britcana Energy Ltd. to grant Park Place Canada an option to farm-in on licence p.1301 UKCS block 12/17b. Park Place Canada also has an option to farm-in and pay 15% of the cost of a 9000 foot exploration well to earn a 10% interest in a 72 square kilometre licence located in block 17 Quad 12 in the inner Moray Firth area of the North Sea. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the March 27, 2007 agreement between Park Place Canada and Britcana Energy Ltd., a copy of which is attached as exhibit 10.23 to our current report on Form 8-K/A filed with the SEC on August 8, 2007. As of August 30, 2007 Park Place Canada has paid US$200,000 towards obligations under this agreement, and is obliged to pay an additional US$2,687,829 on or before September 30, 2007.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Government Regulation

General

Our oil and gas operations are subject to various federal, provincial and local governmental regulations in both Canada and the United Kingdom. Matters subject to regulation include exploration permits, discharge permits for drilling operations, drilling and abandonment bonds, operating practices, reports concerning operations, the spacing of wells, pooling of properties, taxation and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, provincial, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on us.

Oil and Gas Regulation

In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than government lands are determined by negotiations between the mineral owner and the lessee. Royalties on government land are determined by government regulation and are generally calculated as a percentage of the value of gross production, and the rate of royalties payable generally depends upon prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Competition

We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staffs and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and or leases or concessions available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

Employees

As of the date of this prospectus, we have no significant employees other than our director and officers. We primarily rely upon consultants to carry on many of our activities and, in particular, to supervise work programs on our oil and gas and oil sands properties.

DESCRIPTION OF PROPERTY

See “Description of Business” for information relating to our properties.

Reserves Reported to Other Agencies

We have filed no estimates of total, proved net oil or gas reserves with any other federal authority or agency.

Production

The only producing property that we own is the Kerrorobert Property, described above. It has no gas production, and oil production for the last three fiscal years was as follows:

	Average sales price	Average production cost
Year	per unit of oil produced	per unit of production
2006	$58.75	$14.18
2005	$45.34	$12.76
2004	$30.80	$13.98

Productive Wells and Acreage

The following tables set forth our leasehold interest in productive oil wells, as of the date hereof:

Area	Gross (1)	Net (2)
Saskatchewan	19	1.75
Alberta	0	0
British Columbia	0	0
Total:	19	1.75

(1)	A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(2)

A net well is deemed to exist when the sum of fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

The following tables set forth our leasehold interest in productive gas wells, as of the date hereof:

Area	Gross (1)	Net (2)
Saskatchewan	0	0
Alberta	2	1
British Columbia	1	0.2
Total:	3	1.2

(1)	A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(2)

A net well is deemed to exist when the sum of fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

The following table sets forth the amounts of our net and gross productive wells and acreage(1) as of the date hereof:

Area	Gross (2)	Net (3)
Saskatchewan	760	70
Alberta (Atlee-Buffalo, Lloydminster)	240	68
British Columbia	1,280	153.6
Total:	2,280	291.60

(1)	Consists of acres spaced or assignable to productive wells.

(2)	A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(3)

A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped Acreage

The following table sets forth the amounts of our undeveloped acreage as of the date hereof:

Area	Undeveloped Acreage(1)
	Gross	Net

Alberta (Medicine Hat, Peace River, Worsley, and Cecil Eureka Properties)	5,403.63	4,864.63

British Columbia	1,920	230.40

North Sea, United Kingdom (Brighty Property, Ridgewood Property)	33.5	12.78

Total:	7,357.13	5,107.81

(1)

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proved reserves.

Drilling Activity

The following table sets forth the results of our oil and gas drilling and acquisition activities as of the date hereof:

		Exploratory Wells	Development Wells
Area	Dry	Productive	Dry	Productive
Saskatchewan	N/A	N/A	N/A	19
Alberta (Atlee-Buffalo,	N/A	2	N/A	2
Lloydminster)
British Columbia	N/A	1	N/A	1
Total	N/A	3	N/A	22

Present Activities

We are presently drilling a well on the Eight Mile Property, in British Columbia, Canada. This is the only material activity on any of our properties at this time.

Delivery Commitments

We are not obligated to provide a fixed and determinable quantity of oil or gas in the future under any existing contracts or agreements.

Office Properties

We maintain our principal office at Suite 300, 840-6th Avenue S.W., Calgary, Alberta T2P 3E5. Our telephone number in Calgary is 403-360-5375 and our fax number is 403-265-3783. This office space consists of 150 square feet and is leased to us until November 30, 2007 at a rate of US$2,019 per month or US$24,230 per year. We expect to continue to rent this office at the same rate on a month-to-month basis at the end of November.

We also maintain an office at Suite 1220, 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8. Our telephone number in Vancouver is 604-685-0076 and our fax number is 604-685-0078. This office space consists of three offices and a conference room comprising approximately 1,044 square feet. Park Place Canada entered into an assignment of lease with Patch Energy Inc. effective January 1, 2007, in which Patch agreed to assign the lease to Park Place Canada. The lease is for a term of 4 years commencing February 1, 2007 and expiring January 31, 2011. The monthly lease payments in the first two years are approximately US$3,474, or US$41,322 per year, and US$4,413, or US$52,968 per year, in years 3 and 4.

We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with: (i) our audited financial statements for the years ended September 30, 2006 and 2005, together with the notes to these financial statements; (ii) our interim financial statements for the nine months ended June 30, 2007; (iii) the audited financial statements of Park Place Canada for the year ended December 31, 2006 together with the notes to those financial statements; (iv) the interim financial statements of Park Place Canada for the six months ended June 30, 2007; (v) the pro forma financial statements of the Company as at June 30, 2007; and (vi) the sections of this prospectus entitled “Description of Business”, included elsewhere herein.

Prior to the Acquisition of Park Place Canada, we were the operators of an online website that sold tennis lesson video clips. We acquired Park Place Canada in July, 2007 and the Acquisition was accounted for as a reverse merger whereby we, as the legal acquirer, are considered the acquired entity for accounting purposes and Park Place Canada, as the entity legally acquired, is considered the acquirer for accounting purposes. As a result, our business is now focused on the acquisition and development of oil and gas interests.

We have incurred significant losses since inception and we have financed our operations primarily through the issuance of our shares of common stock. However, there can be no assurance that any such financing will be available in the future.

Plan of Operations

Pursuant to the Acquisition of Park Place Canada, our plan of operations for the next twelve months is to develop the Atlee Buffalo, Lloydminster and Eight Mile properties for production. We also plan to drill test wells at Worsley, Eight Mile, Cecil-Eureka, the Brighty Prospect and the Ridgewood Prospect, and to conduct seismic studies at Cecil-Eureka, the Brighty Prospect and the Ridgewood Prospect. We also plan to continue to explore our other existing conventional oil and gas assets that are in the exploration stage. We also plan to focus on financing the new gas discovery at Eight Mile, and developing future gas wells on all 21 sections of land. Additionally, we will continue to look for suitable new projects.

We had cash of US$320 and a working capital deficiency of (US$26,123), as at June 30, 2007. We anticipate that we will require approximately $6,000,000 to pursue our plan of operations over the next 12 months and will require additional financing. In connection with our change of business, we are proposing to raise up to US$5,000,000 by way of private placement of 10,000,000 units at US$0.50 per unit, with each unit comprised of one share of our common stock and one share purchase warrant entitling the holder to acquire a share of our common stock for a period of two years at an exercise price of US$0.50 per share during the first year and at an exercise price of US$0.75 per share during the second year. On August 8, 2007, we closed the first tranche of this offering, whereby we sold 4,200,000 units, providing us with gross proceeds of US$2,100,000. However, there is no assurance that the remainder of the proposed private placement will be completed or that we will be able to obtain additional financing as required.

We presently do not have sufficient cash to fund our operations for more than the next 6 months. We anticipate that we will require additional financing in order to pursue our plan of operations for the next twelve months. There can be no assurance that we will obtain any additional financing in the amounts required or on terms favorable to us. If we are unable to obtain additional financing, we may have to abandon our business activities and plan of operations.

We believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations going forward. In the absence of such financing, our business plan will fail. Even if we are successful in obtaining equity financing, there is no assurance that we will obtain the funding necessary to pursue our business plan. If we do not continue to obtain additional financing going forward, we will be forced to abandon our plan of operations.

We plan to operate through the use of consultants and to not expect to add any employees to our operations in the foreseeable future.

Going Concern

As shown in the accompanying financial statements, we have incurred significant losses since inception and have not generated any revenues to date. The future of our company is dependent upon our ability to obtain sufficient financing and upon achieving future profitable operations. These factors, among others, raise substantial doubt about our company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our business plan.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our historical financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since the beginning of the last fiscal year of each of our company and Park Place Canada, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	any of our directors or officers;

2.	any person proposed as a nominee for election as a director;

3.	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to outstanding shares of our common stock; or

4.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Related Party Transactions

As at December 31, 2006, Park Place Canada was indebted to David Stadnyk, in the amount of $4,000 representing expenses he incurred on behalf of the Park Place Canada as its President.

As at June 30, 2007, Park Place Canada was indebted to David Stadnyk (and to companies controlled by him), in the amount of CDN$142,093 for expenses he incurred on behalf of Park Place Canada as its President.

As at December 31, 2006, Park Place Canada has accrued a management fee of CDN$87,000 owing to David Stadnyk. This amount is unsecured, non-interest bearing, and has no specific terms of repayment.

As at June 30, 2007 Park Place Canada has accrued a management fee of CDN$120,000 owing to David Stadnyk. This amount is unsecured, non-interest bearing, and has no specific terms of repayment.

Park Place Canada issued 5,450,000 flow-through common shares at $0.10 per share to David Stadnyk on March 13, 2007 for total proceeds of $545,000 and 100 non-flow-through common shares at $0.10 for the total proceeds of $10 on May 4, 2006. We issued to David Stadnyk one share of our common stock for each two shares of Park Place Canada common stock that he held pursuant to our Acquisition of Park Place Canada, resulting in the issuance to Mr. Stadnyk of 2,725,050 shares of our common stock on July 30, 2007.

On June 21, 2007 David Stadnyk assigned to 1284810 Alberta Ltd. his CDN $400,000 promissory note payable by Park Place Canada. We subsequently settled this note on August 8, 2007 when we issued 754,716 Settlement Units to 1284810 Alberta Ltd. See our discussion of the Debt Settlement Agreement under the heading “Selling Shareholders”.

As at September 30, 2006 the Company was indebted to Elena Avdasseva, our former Secretary, in the amount of US$5,000. As at June 30, 2007 the Company was indebted to Elena Avdasseva, our former Secretary, in the amount of US$5,410 representing US$5,300 of cash advances provided to us and US$110 of expenditures paid on our behalf. Ms. Avdasseva subsequently released us from this debt on August 9, 2007 pursuant to an Amended and Restated Share Transfer Agreement among our Company, Scott Pedersen, Elena Avdasseva and David Stadnyk, under which Ms. Avdasseva agreed to release our company from all debts outstanding to her.

As at June 30, 2007 the Company was indebted to Scott Pedersen, our former President, in the amount of US$3,245 representing expenditures paid on our behalf. Mr. Pedersen subsequently released the Company from this debt on August 9, 2007 pursuant to the Amended and Restated Share Transfer Agreement.

Scott Pedersen provided management services and office premises to the Company at no charge. For the nine months ended June 30, 2007, donated services of US$4,500 and donated office premises of US$2,250 were charged to operations and recorded as donated capital. For the year ended September 30, 2006, donated services of US$6,000 and donated office premises of US$3,000 were charged to operations and recorded as donated capital.

Promoters

Scott Pedersen and Elena Avdasseva, former directors and officers, and David Stadnyk, current director and officer, may be considered promoters of our company. None of Mr. Pedersen, Ms. Avdasseva or Mr. Stadnyk has received anything of value from us in their capacities as promoters of our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Shares of our common stock are quoted on the OTCBB under the symbol “PRPL” and have been quoted on the OTCBB since June 20, 2006. Shares of our common stock have also been listed on the Frankfurt Stock Exchange since August 13, 2007 under the symbol “3P2”. The range of high and low bid information for each quarter since shares of our common stock were first quoted on the OTCBB is set forth below. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. This information has been adjusted to reflect forward stock splits of 8 for 1 and 1.5 for 1 completed in July, 2007. This information was taken from the website www.bloomberg.com:

Quarter Ending	High Bid Information	Low Bid Information

June 30, 2007	$0.0917	$0.0792

March 31, 2007	$0.2667	$0.1458

December 31, 2006	$0.25	$0.0458

September 30, 2006	$0.1667	$0.125

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system and certain other requirements are met. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity and price of our common stock. Therefore, stockholders may have difficulty selling those securities.

Holders of Record

We have approximately 169 holders of record of shares of our common stock.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends since inception. We do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plan Information

The table set forth below presents information relating to our equity compensation plans as of September 30, 2006:

Number of Securities to
	be Issued Upon	Weighted-Average Exercise	Number of Securities
	Exercise of	Price of Outstanding	Remaining Available for
	Outstanding Options,	Options, Warrants and	Future Issuance Under
	Warrants and Rights	Rights	Equity Compensation Plans
Plan Category	(a)	(b)	(excluding column (a))

Equity Compensation Plans Approved by Security Holders	Nil	Nil	Nil

Equity Compensation Plans Not Approved by Security Holders(1)	Nil	Nil	Nil

As of September 30, 2006, we had granted no options or other rights to purchase shares of our common stock. For a discussion of options to purchase shares of our common stock that we have issued subsequently see “Executive Compensation – Option Granted pursuant to the Acquisition” and “Executive Compensation – Subsequent Option Grants”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation paid to our chief executive officer and those executive officers that earned in excess of $100,000 for services rendered in all capacities during the year ended September 30, 2006:

Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal	Fiscal	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Scott Pedersen Former President, CEO and Director	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

David Stadnyk President, CEO, Secretary, Treasurer and Director	2006	$74,588(1)	Nil	Nil	Nil	Nil	Nil	Nil	$74,588

(1)

This represents salary accrued to Mr. Stadnyk, none of which has been paid to date. Mr. Stadnyk earned this amount as a result of his service to our subsidiary, Park Place Canada as at December 31, 2006 pursuant to a consultancy agreement with Park Place Canada, see “- Agreements with Officers and Directors”.

Stock Options/SAR Grants

As of the end of fiscal 2006, we had granted no options to purchase shares of our common stock to directors or executive officers.

Options granted pursuant to the Acquisition

Prior to the Acquisition, Park Place Canada had issued stock options to some of its directors and to some of its consultants. Pursuant to the Agreement, we have recognized these stock options in accordance with the terms described below. The following descriptions of stock option agreements do not purport to be complete and are qualified in their entirety by reference to the form of stock option agreement, the option agreement dated May 15, 2007 between us and Value Relations GmbH, and the option agreement between us and Caesar Biancofiore dated May 22, 2007 each attached as exhibit 10.13, exhibit 10.19, and exhibit 10.22, respectively, to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

Park Place Canada entered into a stock option agreement with Slobodan Vuksanovic, one of its former directors, whereby it granted to Mr. Vuksanovic an option to purchase 100,000 shares of its common stock at a price of $0.33 per share, exercisable until March 8, 2008. These stock options have been converted to purchase 50,000 shares of our common stock at a price of $0.67 per share, exercisable until March 8, 2008.

Park Place Canada entered into a stock option agreement with David Stadnyk, its President and a director, whereby it granted to Mr. Stadnyk an option to purchase 600,000 shares of its common stock at a price of $0.23 per share, exercisable until April 2, 2011. These stock options have been converted to purchase 300,000 shares of our common stock at a price of $0.47 per share, exercisable until April 2, 2011.

Park Place Canada entered into a stock option agreement with Eric M. Leslie, one of its directors, whereby it granted to Mr. Leslie an option to purchase 200,000 shares of its common stock at a price of $0.23 per share, exercisable until April 4, 2011. These stock options have been converted to purchase 100,000 shares of our common stock at a price of $0.47 per share, exercisable until April 4, 2011.

Park Place Canada entered into a stock option agreement with George Tsafalas, a consultant to Park Place Canada, whereby it granted to Mr. Tsafalas an option to purchase 300,000 shares of its common stock at a price of $0.23 per share, exercisable until April 2, 2011. These stock options have been converted to purchase 150,000 shares of our common stock at a price of $0.47 per share, exercisable until April 2, 2011.

Park Place Canada entered into a stock option agreement with Laila Shuvaloff, a consultant to Park Place Canada, whereby it granted to Ms. Shuvaloff an option to purchase 100,000 shares of its common stock at a price of $0.23 per share, exercisable until April 2, 2011. These stock options have been converted to purchase 50,000 shares of our common stock at a price of $0.47 per share, exercisable until April 2, 2011.

Park Place Canada entered into a stock option agreement with Caesar Biancofiore, a consultant to Park Place Canada, whereby it granted to Mr. Biancofiore an option to purchase 200,000 shares of its common stock at a price of $0.33 per share, exercisable until May 21, 2008. These stock options have been converted to purchase 100,000 shares of our common stock at a price of $0.67 per share, exercisable until May 21, 2008.

Park Place Canada entered into a stock option agreement with Value Relations GmbH, a consultant to Park Place Canada, whereby it granted to Value Relations GmbH an option to purchase 250,000 shares of its common stock at a price of $0.33 per share and 250,000 shares of its common stock at a price of $0.23 per share, all exercisable until May 15, 2010. These stock options have been converted to purchase 125,000 shares of our common stock at a price of $0.47 per share and 125,000 shares of our common stock at a price of $0.67 per share, all exercisable until May 15, 2010.

Subsequent Option Grants

On August 13, 2007, we granted options to purchase shares of our common stock as follows. We granted options to purchase 150,000 shares of our common stock to each of David Stadnyk, our President, CEO, Treasurer and a director, and George Tsafalas, a consultant to our company, at a price of $1.00 per share, vesting February 13, 2008, and exercisable until August 13, 2012. Mr. Stadnyk’s options vest February 13, 2008. Also on August 13, 2007, we granted options to purchase shares of our common stock at a price of $1.00 per share, exercisable until August 13, 2008, in the following amounts to the following respective consultants: 75,000 options to Susan Shacker; 45,000 options to David Johnson; 45,000 options to John Thornton; and 35,000 options to Trevor Kiegl. On August 15, 2007, we granted options to purchase 100,000 shares of our common stock to Eric M. Leslie, our Secretary, at a price of $1.00 per share, vesting February 13, 2008, and exercisable until August 13, 2012. Also on August 15, 2007, we granted options to purchase 20,000 shares of our common stock to Laila Shuvaloff, a consultant to our company, at a price of $1.00 per share exercisable until August 13, 2008. On September 11, 2007 we granted options to purchase 100,000 shares of our commons stock to Cristoph Bruening, a consultant to our company, at a price of $1.10 per share exercisable until September 11, 2008.

Consulting Agreements with Officers and Directors

On January 1, 2007, Park Place Canada entered into a consulting agreement with David Stadnyk, its President and a director, who is paid $18,783 per month as part of the remuneration for his duties as its President. Such consideration is to be paid pro rata and in arrears as at the end of each month, provided that, by written notice to Park Place Canada company within five business days of the end of any month. The agreement is for a three-year period ending December 31, 2010 and shall be automatically renewed for successive terms on a year to year basis unless notice of non-renewal is effected by either party. To date, no consideration has been received by Mr. Stadnyk under this agreement as all amounts due have been accrued. The foregoing summary of this agreement does not purport to be complete and is qualified in its entirety by reference to the January 1, 2007 agreement between David Stadnyk and Park Place Canada, a copy of which is attached as exhibit 10.11 to our current report on Form 8-K/A filed with the SEC on August 8, 2007.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date. Our directors are entitled to reimbursement of expenses incurred in attending meetings.

FINANCIAL STATEMENTS

(a)        Financial statements.

The following financial statements of the Company are included in this prospectus:

Annual Financial Statements

•	Report of Independent Registered Independent Accounting Firm, dated December 7, 2006;

•	Balance Sheets as at September 30, 2005 and 2006;

•	Statements of Operations for the period from August 27, 2004 (date of inception) to September 30, 2006 and the years ended September 30, 2005 and 2006;

•	Statements of Cash Flows for the period from August 27, 2004 (date of inception) to September 30, 2006 and the years ended September 30, 2005 and 2006;

•	Statements of Stockholders’ Deficit from August 27, 2004 (date of inception) to September 30, 2006; and

•	Notes to the Financial Statements.

Interim Financial Statements (Unaudited)

•	Interim Balance Sheets as at June 30, 2007 and September 30, 2006;

•	Interim Statements of Operations for the Nine and Three Months Ended June 30, 2007 and 2006 and for the period from August 17, 2004 (date of inception) to June 30, 2007;

•	Interim Statements of Cash Flows for the Nine Months Ended June 30, 2007 and 2006; and

•	Notes to Interim Financial Statements.

The following financial statements of Park Place Canada are included in this prospectus:

•	Report of Independent Registered Independent Accounting Firm, dated February 15, 2007;

•	Balance Sheets as at December 31, 2006;

•	Statements of Operations for the period from May 4, 2006 (date of inception) to December 31, 2006;

•	Statements of Cash Flows for the period from May 4, 2006 (date of inception) to December 31; and

•	Notes to the Financial Statements.

Interim Financial Statements (Unaudited)

•	Interim Balance Sheets as at June 30, 2007 and December 31, 2006;

•	Interim Statements of Operations for the Six and Three Months Ended June 30, 2007 and for the periods from May 4, 2006 (date of inception) to June 30, 2007 and to June 30, 2006;

•	Interim Statements of Cash Flows for the Six Months Ended June 30, 2007 and for the periods from May 4, 2006 (date of inception) to June 30, 2007 and to June 30, 2006; and

•	Notes to Interim Financial Statements.

(b) Pro Forma Consolidated Financial Statements (Unaudited).

The following pro forma financial information reflecting the acquisition of Park Place Canada is included in this prospectus:

•	Pro Forma Consolidated Balance Sheet as at June 30, 2007;

•	Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2007;

•	Pro Forma Consolidated Statement of Operations for the years ended 2006; and

•	Notes to Pro forma Consolidated Financial Statements.

ST Online Corp
(A Development Stage Company)

Financial Statements

September 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
of ST Online Corp.
(A Development Stage Company)

We have audited the accompanying balance sheets of ST Online Corp. (A Development Stage Company) as of September 30, 2006 and 2005 and the related statements of operations, cash flows and stockholders’ equity (deficit) for the years then ended and accumulated for the period from August 27, 2004 (Date of Inception) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ST Online Corp., as of September 30, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and accumulated for the period from August 27, 2004 to September 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated significant revenues and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 7, 2006

ST Online Corp.

(A Development Stage Company)

Balance Sheets

(Expressed in U.S. dollars)

ST Online Corp.
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	September 30,	September 30,
	2006	2005
	$	$

ASSETS
Current Assets
Cash	16,233	1,841
Total Current Assets	16,233	1,841
Property and Equipment (Note 3)	3,116	–
Total Assets	19,349	1,841

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	2,850	11,873
Accrued liabilities	–	7,700
Due to related parties (Note 4)	5,000	24,896
Total Liabilities	7,850	44,469
Contingencies (Note 1)
Stockholders’ Equity (Deficit)
Common Stock:
Authorized: 100,000,000 common shares, par value $0.00001
Issued and outstanding: 5,120,650 and 4,000,000 shares, respectively	51	40
Additional Paid-in Capital	112,054	–
Donated Capital (Note 4(d))	18,750	9,750
Deficit Accumulated During the Development Stage	(119,356)	(52,418)
Total Stockholders’ Equity (Deficit)	11,499	(42,628)
Total Liabilities and Stockholders’ Equity (Deficit)	19,349	1,841

(The accompanying notes are an integral part of these financial statements)

ST Online Corp.
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)

	For the	For the	Accumulated from
	Year	Year	August 27, 2004
	Ended	Ended	(Date of Inception)
	September 30,	September 30,	to September 30,
	2006	2005	2006
	$	$	$

Revenue	229	457	686

Expenses

Amortization	959	1,452	2,411
Impairment loss on intangible assets	–	2,896	2,896
Selling, general and administrative (Note 4(c))	66,208	33,174	114,735

Total Expenses	67,167	37,522	120,042

Net Loss	(66,938)	(37,065)	(119,356)

Net Loss Per Share – Basic and Diluted	(0.01)	(0.01)

Weighted Average Shares Outstanding	4,820,000	4,000,000

ST Online Corp.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)

			Accumulated from
	For the	For the	August 27, 2004
	Year	Year	(Date of
	Ended	Ended	Inception) to
	September 30,	September 30,	September 30,
	2006	2005	2006
	$	$	$

Operating Activities
Net loss	(66,938)	(37,065)	(119,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	959	1,452	2,411
Impairment loss on intangible assets	–	2,896	2,896
Expenses settled with issuance of debt	–	–	728
Donated services and rent	9,000	9,000	18,750
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(16,723)	15,823	2,850
Due to related parties	–	–	10,125
Net Cash Flows Used in Operating Activities	(73,702)	(7,894)	(81,596)
Investing Activities
Purchase of property and equipment	(4,075)	–	(4,075)
Net Cash Flows Used in Investing Activities	(4,075)	–	(4,075)
Financing Activities
Advances from related parties	–	5,085	10,145
Repayments to related parties	(19,896)	(450)	(20,346)
Proceeds from issuance of common stock	112,065	–	112,105
Net Cash Flows Provided by Financing Activities	92,169	4,635	101,904
Increase (Decrease) in Cash	14,392	(3,259)	16,233
Cash – Beginning of Year	1,841	5,100	–
Cash – End of Year	16,233	1,841	16,233

Non-cash Investing and Financing Activities
Expenses settled with issuance of debt	–	–	728
Purchase of intangible assets by issuance of debt	–	–	4,348

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

ST Online Corp.
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
From August 27, 2004 (Date of Inception) to September 30, 2006
(Expressed in U.S. dollars)

					Deficit
					Accumulated
			Additional		During the
	Common		Paid–in	Donated	Development
	Shares	Amount	Capital	Capital	Stage	Total
	#	$	$	$	$	$

Balance – August 27, 2004 (Date of Inception)	–	–	–	–	–	–
Common stock issued for cash at $0.00001 per
share	4,000,000	40	–	–	–	40
Donated services and rent	–	–	–	750	–	750
Net loss for the period	–	–	–	–	(15,353)	(15,353)
Balance – September 30, 2004	4,000,000	40	–	750	(15,353)	(14,563)
Donated services and rent	–	–	–	9,000	–	9,000
Net loss for the year	–	–	–	–	(37,065)	(37,065)
Balance – September 30, 2005	4,000,000	40	–	9,750	(52,418)	(42,628)
Common stock issued for cash at $0.10 per
share	1,120,650	11	112,054	–	–	112,065
Donated services and rent	–	–	–	9,000	–	9,000
Net loss for the year	–	–	–	–	(66,938)	(66,938)
Balance – September 30, 2006	5,120,650	51	112,054	18,750	(119,356)	11,499

ST Online Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

ST Online Corp. (the “Company”) was incorporated in the State of Nevada on August 27, 2004. The Company is based in Vancouver, British Columbia, Canada and its principal business is as an online website that enables customers to purchase and download tennis lesson video clips. The Company acquired the rights to the website from a principal shareholder by the issuance of debt in the amount of $4,348.

The Company is in the development stage with management devoting most of its activities to developing a market for its products and services. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenue and has never paid any dividends. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. As at September 30, 2006, the Company has working capital of $8,383 and has accumulated losses of $119,356 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission which was declared effective on October 11, 2005, to raise a minimum of $100,000 by selling 1,000,000 common shares and a maximum of $200,000 by selling 2,000,000 common shares at $0.10 per share. On January 6, 2006, the Company issued 1,120,650 shares of common stock at $0.10 per share pursuant to its SB-2 Registration Statement for proceeds of $112,065.

2.	Summary of Significant Accounting Principles

	a)	Basis of Presentation

These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company has not produced significant revenue from its principal business and is a development stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company’s fiscal year end is September 30.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

	d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

ST Online Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	e)	Financial Instruments

The fair values of financial instruments which include cash, accounts payable, accrued liabilities, and due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

	f)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	g)	Property and Equipment

Property and equipment is recorded at cost and is being amortized on a straight-line basis over the estimated life of three years.

	h)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

	i)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	j)	Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Revenue consists of direct sale of tennis lessons and products to customers, linkage fees to others websites and advertising revenues. Revenue from these sources are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, and the product is downloaded by customers with payment received by the Company. Revenue for the period from inception to September 30, 2006 consists solely of the direct sale of lessons through the Company’s website.

	k)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

ST Online Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	l)	Stock-based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company’s employee stock options was less than the market price of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified retrospective transition method. The Company has not issued any stock options or share based payments since its inception. Accordingly, there was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No. 123R.

	m)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS

		157	is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No.

		157	are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

ST Online Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	m)	Recent Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

	n)	Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

3.	Property and Equipment

			September 30,	September 30,
			2006	2005
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Value	Value
	$	$	$	$

Office Equipment	4,075	959	3,116	–

4.	Related Party Transactions

	a)	An amount of $5,000 (September 30, 2005 - $20,185) owing to the Secretary of the Company is non-interest bearing, unsecured and due on demand.

	b)	An amount of $nil (September 30, 2005 - $4,711) owing to the President of the Company is non-interest bearing, unsecured and due on demand.

c)

The President of the Company provided management services and office premises to the Company at no charge. Donated services of $6,000 (2005 - $6,000) and donated office premises of $3,000 (2005 - $3,000) were charged to operations and recorded as donated capital.

5.	Common Stock

On January 6, 2006, the Company issued 1,120,650 shares of common stock at $0.10 per share pursuant to its SB-2 Registration Statement for proceeds of $112,065.

6.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses carried forward totalling $97,000 for tax purposes which expire starting in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended September 30, 2006 and 2005, the valuation allowance established against the deferred tax assets increased by $20,250 and $8,800, respectively.

ST Online Corp.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

6.	Income Taxes (continued)

The components of the net deferred tax asset at September 30, 2006 and 2005, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

	September 30,	September 30,
	2006	2005
	$	$
Net Operating Loss	97,000	39,100
Statutory Tax Rate	35%	35%
Effective Tax Rate	–	–
Deferred Tax Asset	33,950	13,700
Valuation Allowance	(33,950)	(13,700)
Net Deferred Tax Asset	–	–

Park Place Energy Corp.
(Formerly ST Online Corp.)
(A Development Stage Company)

Interim Financial Statements
(unaudited)

June 30, 2007

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. dollars)
(Unaudited)

	June 30,	September 30,
	2007	2006
	$	$

ASSETS
Current Assets
Cash	320	16,233
Total Current Assets	320	16,233
Property and Equipment (Note 3)	2,096	3,116
Total Assets	2,416	19,349

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities

Accounts payable	17,788	2,850
Due to related party (Note 4(a) and (b))	8,655	5,000
Total Liabilities	26,443	7,850
Stockholders’ Equity (Deficiency)
Common Stock:
Authorized: 1,200,000,000 common shares, par value $0.00001
Issued and outstanding: 61,447,800 shares	614	614
Additional Paid-in Capital	111,491	111,491
Donated Capital (Note 4(c))	25,500	18,750
Deficit Accumulated During the Exploration Stage	(161,632)	(119,356)
Total Stockholders’ Equity (Deficiency)	(24,027)	11,499
Total Liabilities and Stockholders’ Equity (Deficiency)	2,416	19,349

Nature of Operations and Continuance of Business (Note 1)

Subsequent Event (Note 6)

(The accompanying notes are an integral part of these financial statements)

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. dollars)
(Unaudited)

	For the	For the	For the	For the	Accumulated from
	Three Months	Three Months	Nine Months	Nine Months	August 27, 2004
	Ended	Ended	Ended	Ended	(Date of Inception)
	June 30,	June 30,	June 30,	June 30,	to June 30,
	2007	2006	2007	2006	2007
	$	$	$	$	$

Revenue	59	90	113	229	799

Expenses

Amortization	340	340	1,020	619	3,431
Impairment loss on intangible assets	–	–	–	–	2,896
Selling, general and administrative (Note	10,897		41,369	54,340
4(c))		20,031			156,104

Total expenses	11,237	20,371	42,389	54,959	162,431

Loss for the period	(11,178)	(20,281)	(42,276)	(54,730)	(161,632)

Basic and diluted loss per common share	(0.00)	(0.00)	(0.00)	(0.00)

Basic and diluted weighted average number
of common shares outstanding	61,448,000	60,744,000	61,448,000	56,172,000

(The accompanying notes are an integral part of these financial statements)

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)

	For the	For the
	Nine Months	Nine Months
	Ended	Ended
	June 30,	June 30,
	2007	2006
	$	$

Cash Flows From Operating Activities

Loss for the period	(42,276)	(54,730)
Items not affecting cash:
Amortization	1,020	619
Donated services and rent	6,750	6,750
Changes in non-cash working capital items:
Accounts payable	14,938	(14,780)
Net cash flows used in operating activities	(19,568)	(62,141)
Investing Activities
Purchase of property and equipment	–	(4,075)
Net cash flows used in investing activities	–	(4,075)
Financing Activities
Due to related parties	3,655	(19,896)
Proceeds from share subscriptions received	–	112,065
Net cash flows provided by financing activities	3,655	92,169
Increase (decrease) in cash	(15,913)	25,953
Cash – Beginning of Period	16,233	1,841
Cash – End of Period	320	27,794

Supplemental Disclosures
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(Unaudited)
June 30, 2007

1.	Nature of Operations and Continuance of Business

ST Online Corp. (the “Company”) was incorporated in the State of Nevada on August 27, 2004. On June 22, 2007, the Company entered into a Business Combination Agreement (the “Agreement”) with Park Place Energy Inc. (“Park Place), a private company incorporated under the laws of the Province of Alberta, Canada, and 0794403 B.C. Ltd (“Subco”), a Nevada corporation and wholly-owned subsidiary of the Company. On July 6, 2007, pursuant to the terms of the Agreement, Park Place amalgamated with Subco to form an amalgamated British Columbia company (“Amalco”). Following the closing of the Agreement, the Company will carry on the current business of Park Place (Note 6). Park Place is an exploration stage oil company with interests in oil and gas properties in western Canada.

On July 6, 2007, the Company completed a merger with its wholly-owned subsidiary, Park Place Energy Corp., which was incorporated in 2007 solely to effect a name change. As a result, the Company changed its name from ST Online Corp. to Park Place Energy Corp.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenue and has never paid any dividends. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the exploration stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. As at June 30, 2007, the Company has a working capital deficit of $26,123 and has accumulated losses of $161,632 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Principles

a)	Basis of Presentation

These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and are expressed in U.S. dollars. The Company has not produced significant revenue from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company’s fiscal year end is September 30.

b)	Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

c)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(Unaudited)
June 30, 2007

2.	Summary of Significant Accounting Principles (continued)

	d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2007 and September 30, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	e)	Financial Instruments

Financial instruments include cash, accounts payable, and amounts due to related party. The fair values of these financial instruments approximate their carrying values unless otherwise noted. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments.

	f)	Basic and Diluted Net Loss Per Share

The Company computes basic and diluted loss per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	g)	Property and Equipment

Property and equipment is recorded at cost and is being amortized on a straight-line basis over the estimated life of three years.

	h)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

	i)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in current results of operations.

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(Unaudited)
June 30, 2007

2.	Summary of Significant Accounting Principles (continued)

j)	Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Revenue consists of direct sale of tennis lessons and products to customers, linkage fees to others websites and advertising revenues. Revenue from these sources is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, and the product is downloaded by customers with payment received by the Company. Revenue for the period from inception to June 30, 2007 consists solely of the direct sale of lessons through the Company’s website.

k)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

l)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options or share based payments since its inception.

m)	Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for- sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(Unaudited)
June 30, 2007

2.	Summary of Significant Accounting Principles (continued)

n)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.	Property and Equipment

	June 30, 2007			September 30, 2006
		Accumulated	Net Carrying		Accumulated	Net Carrying
	Cost	Amortization	Value	Cost	Amortization	Value
	$	$	$	$	$	$

Office Equipment	4,075	1,979	2,096	4,075	959	3,116

4.	Related Party Transactions

d)

At June 30, 2007, the Company is indebted to the former Secretary of the Company for $5,410 (September 30, 2006 - $5,000), representing $5,300 of cash advances provided to the Company and $110 of expenditures paid on behalf of the Company. The amount is non-interest bearing, unsecured and due on demand.

e)

At June 30, 2007, the Company is indebted to the President of the Company for $3,245 (September 30, 2006), representing expenditures paid on behalf of the Company. The amount is non-interest bearing and due on demand.

f)

The President of the Company provided management services and office premises to the Company at no charge. For the nine months ended June 30, 2007, donated services of $4,500 (2006 - $4,500) and donated office premises of $2,250 (200 - $2,250) were charged to operations and recorded as donated capital.

5.	Common Stock

On July 6, 2007, the Company effected a 8:1 forward stock split of the authorized, issued and outstanding common stock and on July 23, 2007, the Company completed a 1.5:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock with a par value of $0.00001 to 1,200,000,000 shares of common stock with a par value of $0.00001. The issued and outstanding share capital increased from 5,120,650 shares of common stock to 61,447,800 shares of common stock. All share amounts have been retroactively adjusted for all periods presented.

Park Place Energy Corp.
(Formerly ST Online Corp.)
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)
(Unaudited)
June 30, 2007

6.	Subsequent Events

a)

On June 22, 2007, the Company entered into the Agreement with Park Place as described in Note 1. On July 6, 2007, pursuant to the terms of the Agreement, Park Place amalgamated with Subco to form an amalgamated British Columbia company (“Amalco”). In addition, on July 6, 2007 the Company effected a forward stock split on a eight (8) new shares for one (1) old share basis and on July 23, 2007, the Company completed another forward stock split at a one and one-half (1.5) new shares for one (1) old share basis.

Under the terms of the Agreement, at closing on July 30, 2007, holders of Park Place shares received one post-split share of the Company in exchange for each two shares they held of Park Place. Accordingly, the Company issued 8,995,622 shares of common stock. Similarly, outstanding Park Place options will entitle the holders to acquire a number of shares of the Company equal to one-half the number of shares of Park Place they were entitled to acquire under their option, prior to the business combination.

In connection with the acquisition, the Company entered into a reorganization asset and share purchase and sale agreement (the “Share Transfer Agreement”) effective July 30, 2007. Under the Share Transfer Agreement, the former President of the Company returned 17,000,000 of his 18,000,000 post-split shares of common stock of the Company to treasury for cancellation in consideration of $14,000 and the transfer of all of the Company’s right title and interest in and to the website “www.simpletennis.com” and related intellectual property. The former President also resigned as an officer and director of the Company. Additionally, a shareholder of the Company sold 30,000,000 post-split shares of common stock of the Company to a principal of Park Place, in exchange for $10,000; 28,000,000 of such shares were surrendered for cancellation.

Following the closing of the Business Combination Agreement, the Company now carries on the current business of Park Place. Park Place is an exploration stage oil company with interests in oil and gas properties in western Canada.

Subsequent to the closing of the Agreement, the Company proposed to raise up to $5,000,000 by the issuance of 10,000,000 units at $0.50 per unit, with each unit entitling the holder to a common share of the Company and one share purchase warrant exercisable for two years at a price of $0.50 per share in the first year and at a price of $0.75 per share in the second year. On August 8, 2007, the Company closed the first tranche of the offering and consisting of 4,200,000 units at $0.50 per unit for proceeds of $2,100,000. There is no assurance that the remainder of this proposed offering will close.

b)

On August 8, 2007, the Company entered into a debt settlement agreement (the “Debt Settlement Agreement”) with Park Place Energy Inc. (“Park Place”), its operating subsidiary, and 1284810 Alberta Ltd. Under the Debt Settlement Agreement, the Company has agreed to issue 754,716 units to 1284810 Alberta Ltd. in settlement of a debt of $377,358 owed to 1284810 Alberta Ltd. by Park Place. The units issued pursuant to the Debt Settlement Agreement were issued at a price of $0.50 per unit on August 8, 2007. Each unit consists of one share of common stock and one share purchase warrant. Each such warrant is exercisable for two years at a price of $0.50 per share in the first year and at a price of $0.75 per share in the second year.

c)

On August 8, 2007, Park Place Energy Inc. (“Park Place”) entered into a loan agreement (the “Loan Agreement”) with Great Northern Oil Sands Inc. (“Great Northern”). Under the Loan Agreement, Park Place has loaned $330,000 to Great Northern at an interest rate of prime plus 1% per annum. As consideration for making the loan available to Great Northern, Great Northern has transferred to Park Place one-half of its undivided 5% interest in the John Bowen #1 Well, and has granted a right of first refusal in its remaining interest in the John Bowen #1 Well. The Loan Agreement provides that the loan together with interest will be repaid by Great Northern from the initial revenues payable to Great Northern from its interest in the John Bowen #2 Well if the drilling of the John Bowen #2 Well is successful, otherwise the loan together with interest will be repaid by way of Great Northern transferring all of its interest in its Eight Mile property to Park Place, if the drilling of the John Bowen #2 is not successful.

PARK PLACE ENERGY INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

INDEPENDENT AUDITORS' REPORT

To the Directors of
Park Park Energy Inc.

We have audited the balance sheet of Park Park Energy Inc. as at December 31, 2006 and the statements of operations and deficit, and cash flows for the cumulative amounts from inception on May 4, 2006 to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and the results of its operations and cash flows for the cumulative amounts from inception on May 4, 2006 to December 31, 2006 in accordance with Canadian generally accepted accounting principles.

/s/ Davidson & Company LLP
Chartered Accountants

Vancouver, Canada

February 15, 2007

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA –
U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated February 15, 2007 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

/s/ Davidson & Company LLP
Chartered Accountants

Vancouver, Canada

February 15, 2007

PARK PLACE ENERGY INC.
BALANCE SHEET
(Expressed in Canadian Dollars)
AS AT DECEMBER 31

2006
ASSETS
Current
Cash	$4,517
Receivable	2,799
Prepaid expenses	575

7,891

Oil and gas properties (Note 3)	1,521,856

$1,529,747

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$69,179
Due to related party (Note 6)	87,000

156,179
Shareholders' equity
Capital stock (Note 4)	1,592,010
Authorized
Unlimited common shares without par value
Issued
11,603,244 common shares
Deficit	(218,442)

1,373,568

$1,529,747

Nature and continuance of operations (Note 1)

Subsequent events (Note 10)

On behalf of the Board:

___________________________________________ Director                                                           "                                                            Director

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF OPERATIONS AND DEFICIT
(Expressed in Canadian Dollars)

Period From
Inception on
May 4,
2006 to
December 31,
2006

EXPENSES
Office and general	$12,358
Professional fees	21,542
Consulting	103,696
Management fees	83,000

(220,596)

Loss before other items	(220,596)

OTHER ITEM
Interest revenue	2,154

Loss for the period	(218,442)

Deficit, beginning of period	-

Deficit, end of period	$(218,442)

Basic and diluted loss per share	$(0.05)

Weighted average number of shares outstanding – basic and diluted	4,377,396

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)

Period From
Inception on
May 4,
2006 to
December 31,
2006

CASH FLOW FROM OPERATING EXPENSES
Loss for the period	$(218,442)

Changes in non-cash working capital items:
Increase in receivable	(2,799)
Increase in prepaids	(575)
Increase in accounts payable and accrued liabilities	69,179
Increase in due to related parties	87,000

Cash used in operating activities	(65,637)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	1,592,010

Cash provided by financing activities	1,592,010

CASH FLOW FROM INVESTING ACTIVITIES
Oil and gas interests	(1,521,856)

Cash provided by (used in) investing activities	(1,521,856)

Change in cash during the period	4,517

Cash position, beginning of period	-

Cash position, end of period	$4,517

Supplemental disclosure with respect to cash flows (Note 5)

The accompanying notes are an integral part of these financial statements

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

The Company is incorporated under the laws of British Columbia and its principal business activity is the acquiring and developing of oil and gas properties in Canada.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. These consolidated financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern.

2006

Working Capital (deficiency)	$(148,288)
Deficit	(218,442)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the year. Actual results could differ from these estimates.

Oil and gas properties

The Company follows the full cost method of accounting for oil and natural gas operations and equipment, whereby all costs of acquiring, exploring for and developing oil and natural gas reserves are capitalized and accumulated in cost centers on a property-to-property basis. Costs include land acquisition costs, geological and geophysical charges, carrying charges on non-productive properties and costs of drilling both productive and non-productive wells. General and administrative costs are not capitalized other than to the extent of the Company's working interest in operated capital expenditure programs on which operator's fees have been charged equivalent to standard industry operating agreements. At December 31, 2006, the Company has not capitalized any interest, general or administrative costs.

The costs in each cost centre, including the costs of well equipment, are depleted and depreciated using the unit-of-production method based on the estimated proved reserves before royalties. Natural gas reserves and production are converted to equivalent barrels of crude oil based on relative energy content. The costs of acquiring and evaluating significant unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Oil and gas properties (cont’d…)

The capitalized costs less accumulated depletion and depreciation in each cost centre are limited to an amount equal to the estimated future net revenue from proved reserves (based on prices and costs at the balance sheet date) plus the cost (net of impairments) of unproved properties. The total capitalized costs less accumulated depletion and depreciation, site restoration provision and future income taxes of all cost centers is further limited to an amount equal to the future net revenue from proved reserves plus the cost (net of impairments) of unproved properties of all cost centers less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would significantly alter the rate of depletion and depreciation.

Certain of the Company's exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company's proportionate interest in such activities.

Asset retirement obligations

The Company has adopted CICA Handbook Section 3110 “Asset Retirement Obligations”. This standard focuses on the recognition and measurement of liabilities related to legal obligations associated with the retirement of property, plant and equipment. Under this standard, these obligations are initially measured at fair value and subsequently adjusted for any changes resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The asset retirement cost is to be capitalized to the related asset and amortized into earnings over time. The Company did not have any significant asset retirement obligations as of December 31, 2006.

Flow-through shares

Canadian tax legislation permits a company to issue flow-through shares whereby the deduction for tax purposes relating to qualified resource expenditures is claimed by the investors rather than the Company. Recording these expenditures for accounting purposes gives rise to taxable temporary differences.

Effective March 19, 2004, the Emerging Issues Committee of the Canadian Institute of Chartered Accountants requires, where it is more likely than not, that when flow-through expenditures are renounced, a portion of the future income tax assets that were not recognized in previous years, due to the recording of a valuation allowance, be recognized as recovery of income taxes in the statement of operations.

Income taxes

The Company follows the asset/liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on the differences between the tax basis of assets and liabilities and those reported in the financial statements. The future tax assets or liabilities are calculated using the tax rates for the periods in which the differences are expected to be settled. Future tax assets are recognized to the extent that they are considered more likely than not to be realized.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. For loss per share the dilutive effect has not been computed as it proved to be anti-dilutive. Loss per share is calculated using the weighted-average number of shares outstanding during the year.

3.	OIL AND GAS PROPERTIES

The Company entered into agreements to acquire interests in various oil and gas properties in Canada as follows:

Period From
Inception on
May 4,
2006 to
December 31,
Unproved Properties	2006

OIL AND GAS INTERESTS

Balance, beginning of year	$-

Acquisition costs
Atlee Buffalo	35,849
Peace River	249,980
Worsley	-
Eight Mile	-
Medicine Hat	-

285,829

Drilling and casing
Atlee Buffalo	366,000
Peace River	-
Worsley	232,000
Eight Mile	498,000
Medicine Hat	140,027

1,236,027

Total unproved properties	$1,521,856

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

3.	OIL AND GAS PROPERTIES (cont’d…)

The Company entered into agreements to acquire interests in various oil and gas properties as follows:

Atlee-Buffalo Property, Alberta, Canada

The Company entered into a Farmout Agreement dated May 30, 2006, with an Alberta-based oil & gas company, Bounty Developments Ltd. (“Bounty”) to participate in drilling and casing two test wells located in the Atlee-Buffalo Area, Alberta. The Company made a non-refundable payment of $35,849. The Company has paid further cash call advances of $183,000 on each of the two test wells. By fulfilling all of these responsibilities, the Company will earn 100% of Bounty’s 100% working interest in the farmout lands. Bounty will act as the initial Operator for all operations under the agreement. The Company and Bounty have the right to participate 50% each in an acquisition of Mutual Interest Lands.

Oil Sands Section, Peace River, Alberta, Canada

The Company acquired sections of oil sands property in the Peace River oil sands area of Alberta at the Alberta government auction dated August 8, 2006 for $249,980. Each Lease has a 15 year term and an expiry date of no earlier than August 10, 2021.

Worsley Property, Alberta, Canada

The Company has entered into a Farmout Agreement dated September 22, 2006 with Bounty Development Ltd. to participate in drilling and casing located in Worsley area, Alberta. The Company will earn 50% working interest to earn 27.5% working interest after payout in a seismic and test well program. $232,000 has been advanced towards the cash calls as of December 31, 2006.

Eight Mile Property, British Columbia, Canada

The Company has entered into a Farmout Agreement with Terra Energy Inc. dated October 12, 2006 to participate in sections natural gas projects in northeast BC, called the Eight Mile Property.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

3.	OIL AND GAS PROPERTIES (cont’d…)

Eight Mile Property, British Columbia, Canada (cont’d…)

The Company will earn 20% working interest in the section in which each well is drilled, subject to a 12% convertible overriding royalty before payout and a 12% working interest after payout, and a 12% working interest in a section contiguous to the section that was drilled, plus a continuous option to earn an interest in other sections. $498,000 has been advanced towards the cash calls.

Medicine Hat Property, Alberta, Canada

The Company has entered in a Farmout Agreement with Tidewater Resources Inc. dated September 25, 2006 to participate in drilling and casing located in Medicine Hat, Alberta. Park Place Energy has 40% working interest, which could be converted upon successful competition to 20% interest. $138,800 has been paid towards the cash calls and seismic costs of $1,227 have been incurred.

4.	CAPITAL STOCK

Authorized share capital consists of an unlimited number of common shares without par value, and an unlimited number of preferred shares without par value.

	Number of	Capital
	Shares	Stock

Balance at December 31, 2005	-	$-

Issued:
Non flow-through shares for cash at $0.10 per share	100	10
Flow-through shares for cash at $0.10 per share	8,950,000	895,000
Non flow-through shares for cash at $0.25 per share	2,316,000	579,000
Flow-through shares for cash at $0.35 per share	337,144	118,000

Balance at December 31, 2006	11,603,244	$1,592,010

Share issuances:

a)	On May 4, 2006, the Company issued 100 non-flow through common shares at a price of $0.10 for total proceeds of $10.

b)	During the period ended December 31, 2006, the Company completed a private placement of 8,950,000 flow-through common shares at a price of $0.10 per share for aggregate gross proceeds of $895,000.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

4.	CAPITAL STOCK AND CONTRIBUTED SURPLUS (cont’d…)

	c)	During the period ended December 31, 2006, the Company completed a private placement of 2,316,000 non-flow through common shares at a price of $0.25 per share for aggregate gross proceeds of $579,000.

	d)	During the period ended December 31, 2006, the Company completed a private placement of 337,144 flow-through common shares at a price of $0.35 per share for aggregate gross proceeds of $118,000.

5.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

2006

Cash paid during the year for interest	$-

Cash paid during the year for income taxes	$-

There were no significant non-cash transactions during the period ended December 31, 2006.

6.	RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

	a)	The Company is indebted to the President in the amount of $4,000 representing expenses paid on behalf of the Company.

	b)	Accrued to the President a management fee of $87,000. This amount is unsecured, non-interest bearing, and has no specific terms of repayment.

c)

The Company issued 5,450,000 flow-through common shares at $0.10 per share to the President of the Company for total proceeds of $545,000 and 100 non-flow-through common shares at $0.10 for the total proceeds of $10. In addition, the Company issued 200,000 flow-through common shares at $0.10 per share to a director of the Company for total proceeds of $20,000.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

7.	INCOME TAXES

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

2006
Loss before income tax recovery	$(218,442)

Expected income tax recovery at statutory rates	$74,489
Non-deductible expenses	-
Unrecognized (recognized) benefit of non-capital losses and resource expenditures	(74,489)
Total income taxes (recovery)	$-

The significant components of the Company’s future tax assets are as follows:

2006

Future tax assets and liabilities
Loss carry towards	$74,489
Mineral property and related exploration expenditures	-

74,489
Less: valuation allowances	(74,489)

net future tax assets (liabilities)	$-

During the period ended December 31, 2006, the Company issued 9,287,144 common shares on a flow- through basis for gross proceeds of $1,013,000. The flow-through agreement requires the Company to renounce certain deductions for Canadian exploration expenditures incurred on the Company’s resource properties.

The Company has available for deduction against future taxable income non-capital losses of approximately $218,000. These losses, if not utilized, will expire commencing in 2026. Subject to certain restrictions, the Company also has resource expenditures available to reduce taxable income in future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

8.	SEGMENT INFORMATION

All of the Company's operations are in the oil and gas industry in Canada.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

9.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

10.	SUBSEQUENT EVENTS

Subsequent to December 31, 2006, the Company:

	a)	Issued 400,000 flow-through common shares at $0.10 for gross proceeds of $40,000 on January 22, 2007.

	b)	Issued 210,000 common shares at $0.25 for gross proceeds of $52,500 on February 7, 2007.

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

Consolidated financial statement balances under United States GAAP

The impact of the differences between Canadian GAAP and United States GAAP do not materially affect the balance sheet, statement of operations and statement of cash flows.

Oil and gas properties

Under both United States and Canadian GAAP, property, plant and equipment must be assessed for potential impairment.

Under Canadian GAAP, a ceiling test is applied to ensure that capitalized costs for oil and gas properties and equipment do not exceed the sum of estimated undiscounted, future net revenues from proven reserves less the cost incurred or estimated to develop those reserves, interest and general and administration costs, and an estimate for restoration costs and applicable taxes. Effective January 1, 2004, the CICA implemented a new pronouncement on impairment of long-lived assets, which required the impairment loss as a result of the ceiling test to be measured as the amount by which the carrying amount of the asset exceeds the expected future cash flows discounted using a risk free interest rate.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d…)

Oil and gas properties (cont’d…)

Under United States GAAP, costs accumulated in each cost center are limited to an amount equal to the present value, discounted at 10%, of the estimated future net operating revenues from proved reserves, net of restoration costs and income taxes. A ceiling test write-down was not required as at December 31, 2006 as none of the Company’s properties are producing.

Loss per share

Under both Canadian GAAP and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures. The weighted average number of shares outstanding under United States GAAP for the years ended December 31, 2006 was the same as Canadian GAAP and accordingly, loss per share for the period ended December 31, 2006 is the same under both US and Canadian GAAP.

Asset retirement obligations

Under United States GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability is capitalized as part of the asset cost and depreciated over its estimated useful life.

Canadian GAAP standards are the same as US GAAP and accordingly there are no asset retirement obligations in fiscal 2006.

Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the impact of FIN 48 on our financial position and results of operations.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
DECEMBER 31, 2006

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d…)

Recent accounting pronouncements (cont’d…)

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated. SAB No. 108 is effective for fiscal years ending on or after November 15, 2006. The Company is in its first period of operations, so SAB No. 108 will have no impact on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. We are currently in the process of evaluating the impact that SFAS No. 157 will have on our future financial position and results of operations.

PARK PLACE ENERGY INC.

CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

JUNE 30, 2007

PARK PLACE ENERGY INC.
BALANCE SHEET
(Expressed in Canadian Dollars)
(Unaudited)

	June 30,	December 31,
	2007	2006

ASSETS

Current
Cash	$592,283	$4,517
Receivable	9,862	2,799
Prepaid expenses	13,031	575
	615,176	7,891

Loan receivable (Note 3)	200,000	-

Oil and gas properties (Note 4)	2,149,060	1,521,856

	$2,964,236	$1,529,747

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	550,506	$69,179
Due to related party (Note 7)	289,393	87,000
	839,899	156,179

Future income taxes (Note 9)	74,780	-

Shareholders' equity
Capital stock (Note 5)	3,084,010	1,592,010
Authorized
Unlimited common shares without par value
Issued and outstanding
17,991,244 common shares (December 31, 2006: 11,603,244)
Contributed surplus (Note 5)	132,007	-
Deficit	(1,166,460)	(218,442)
	2,049,557	1,373,568

	$2,964,236	$1,529,747

Nature and continuance of operations (Note 1)
Subsequent events (Note 11)

On behalf of the Board:

_________________________________________  Director _________________________________________  Director

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF OPERATIONS AND DEFICIT
(Expressed in Canadian Dollars)
(Unaudited)

	Cumulative
	Amounts		Period From
	From Inception	Three Months	Inception on	Six Months
	(May 4, 2006)	Ended	May 4, 2006 to	Ended
	To June 30,	June 30,	June 30,	June 30,
	2007	2007	2006	2007

REVENUE
Oil and gas	$23,902	$23,902	$-	$23,902

EXPENSES
Depletion	6,900	6,900	-	6,900
Office and general	131,468	124,690	39	179,934
Professional fees	104,332	54,837	-	82,791
Consulting	540,389	249,544	-	375,865
Management fees	203,000	60,000	-	120,000
Stock-based compensation	132,007	125,435	-	132,007

	(1,118,096)	(621,406)	(39)	(897,497)

Loss before other items and
income taxes	(1,094,194)	(597,504)	(39)	(873,595)

OTHER ITEM
Interest revenue	2,514	250	-	357

Loss before income tax	(1,091,680)	(597,254)	(39)	(873,238)

Future income tax recovery
(Note 9)	74,780	(104,295)	-	74,780
Net loss for the period	(1,166,460)	(492,959)	-	(948,018)

Deficit, beginning of period	-	(673,501)	-	(218,442)

Deficit, end of period	$(1,166,460)	$(1,666,460)	$(39)	$(1,666,460)

Basic and diluted loss per share		$(0.03)	$-	$(0.07)

Weighted average number of shares outstanding
– basic and diluted		14,256,541	1,407,143	13,958,548

The accompanying notes are an integral part of these consolidated financial statements.

PARK PLACE ENERGY INC.
STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)
(Unaudited)

	Cumulative
	Amounts		Period From
	From Inception	Six Months	Inception on
	(May 4, 2007)	Ended	May 4, 2006 to
	To June 30,	June 30,	June 30,
	2007	2007	2006

CASH FLOW FROM OPERATING EXPENSES
Loss for the period	$(1,166,460)	$(948,018)	$(39)
Stock-based compensation	132,007	132,007	-
Depletion	6,900	6,900	-
Future income taxes	74,780	74,780	-

Changes in non-cash working capital items:
Increase in receivable	(9,892)	(7,093)	-
Increase in prepaids	(13,031)	(12,456)	-
Increase in accounts payable and accrued liabilities	496,664	427,485	-

Cash used in operating activities	(479,032)	(326,395)	(39)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	3,084,010	1,492,000	835,000

Cash provided by financing activities	3,084,010	1,492,000	835,000

CASH FLOW FROM INVESTING ACTIVITIES
Oil and gas interests	(1,655,766	(133,910)	(35,849)
Loan receivable	(200,000)	(200,000)	-
Proceeds (payments) to related parties	(156,929)	(243,929)	-

Cash used in investing activities	(2,012,695)	(577,839)	(35,849)

Change in cash during the period	592,283	587,766	799,112

Cash position, beginning of period	-	4,517	-

Cash position, end of period	$592,283	$592,283	$799,112

Supplemental disclosure with respect to cash flows (Note 6).

The accompanying notes are an integral part of these financial statements

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

1.	BASIS OF PRESENTATION

The interim period financial statements have been prepared by the Company in accordance with Canadian generally accepted accounting principles. All financial summaries included are presented on a comparative and consistent basis showing the figures for the corresponding period in the preceding year. The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of annual financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted. These interim period statements should be read together with the audited financial statements and accompanying notes included in the Company’s latest annual report. In the opinion of the Company, its unaudited interim financial statements contain all adjustments necessary in order to present a fair statement of the results of the interim periods presented.

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentations.

Changes and adoptions in accounting policies

Effective October 1, 2006, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants (CICA) under the CICA Handbook Section 1530, Comprehensive Income, Section 3251, Equity, Section 3855, Financial Instruments – Recognition and Measurement, Section 3861, Financial Instruments – Disclosure and Presentation and Section 3865, Hedges. The new Handbook Sections, which apply to fiscal years beginning on or after October 1, 2006, provide requirements for the recognition and measurement of financial instruments and on the use of hedge accounting. Section 1530 establishes standards for reporting and presenting comprehensive income which is defined as the change in equity from transactions and other events from non-owner sources. Other comprehensive income refers to items recognized in comprehensive income but that are excluded from net income calculated in accordance with generally accepted accounting principles.

Under Section 3855, all financial instruments are classified into one of five categories: held-for-trading, held-to- maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. All financial instruments and derivates are measured in the balance sheet either at fair value except for loans and receivables, held-to maturity investments and other financial liabilities which are measured at amortized cost. Subsequent measurement and changes in fair value will depend on their initial classification. Held-for-trading financial assets are measured at fair value and changes in fair value are recognized in net income. Available-for-sale financial instruments are measured at fair value with changes in fair value recorded in other comprehensive income until the instrument is derecognized or impaired.

The adoption of Section 3855 by the Company has had no effect on the financial statements for the period ending June 30, 2007.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

1.	BASIS OF PRESENTATION (cont’d…)

Revenue recognition

The Company recognized oil and gas revenue when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectibility of the revenue is probable.

2.	NATURE AND CONTINUANCE OF OPERATIONS

The Company is incorporated under the laws of British Columbia and its principal business activity is the acquiring and developing of oil and gas properties in Canada.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. These consolidated financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern.

	June 30,	December 31,
	2007	2006

Working capital (deficiency)	$(224,723)	$(148,288)
Deficit	(1,166,460)	(218,442)

3.	LOAN RECEIVABLE

On March 27, 2007, the Company loaned $200,000 to Great Northern Oilsands Inc. The loan bears interest at 5% per annum and has no specific terms of repayment.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

4.	OIL AND GAS PROPERTIES

The Company entered into agreements to acquire interests in various oil and gas properties in Canada as follows:

		Period From
	Six Month	Inception on
	Period Ended	May 4, 2006 to
	June 30,	December 31,
	2007	2006

Unproved Properties

OIL AND GAS INTERESTS

Acquisition costs

Balance, beginning of period	$285,829	$-
Atlee Buffalo	-	35,849
Peace River	-	249,980
Worsley	-	-
Eight Mile	136,485	-
Medicine Hat	-	-
Great Northern Oilsands Claims
(Includes Cecil/Eurika, Lloydminster, Worsley)	240,742	-

Balance end of the period	663,056	285,829

Drilling and casing

Balance, beginning of period	1,236,027	-
Atlee Buffalo	-	366,000
Peace River	-	-
Worsley	1,491	232,000
Eight Mile	121,079	498,000
Medicine Hat	35,049	140,027

Balance, end of period	1,393,646	1,236,027

Total unproved properties	$2,056,702	$1,521,856

Proved Properties

OIL AND GAS INTERESTS

Acquisition costs

Balance, beginning of period	$-	$-

Great Northern Oilsands Claims – Kerrobert	99,258	-
Depletion	(6,900)	-

Balance, end of period	92,358	-

Total proved properties	$92,358	$-

Total proved and unproved properties	$2,149,060	$1,521,856

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

4.	OIL AND GAS PROPERTIES (cont’d…)

The Company entered into agreements to acquire interests in various oil and gas properties as follows:

Atlee-Buffalo Property, Alberta, Canada

The Company entered into a Farmout Agreement dated May 30, 2006, with Bounty Developments Ltd. (“Bounty”). Under the agreement the Company acquired the right to earn a 50% working interest after pay-out in a two test well program for gas in Atlee-Buffalo, Alberta.

Oil Sands Section, Peace River, Alberta, Canada

The Company acquired sections of oil sands property in the Peace River oil sands area of Alberta.

Worsley Property, Alberta, Canada

The Company has entered into a Farmout Agreement dated on September 22, 2006 with Bounty and Damascus Energy Inc. to participate in drilling and casing located in Worsley area, Alberta. The Company will earn 50% working interest before payout and 27.5% working interest after payout in a seismic and test well program.

On March 27, 2007 the Company acquired from Great Northern Oilsands Inc. a right to earn an additional 50% interest in the Worsley property by funding 50% of Great Northern Obligations in that regard. Consideration for the additional 50% interest is included in the Great Northern Oilsands claims.

Eight Mile Property, British Columbia, Canada

The Company has entered into a Farmout Agreement with Terra Energy Corp., Regal Energy Ltd. and Patch Energy Inc. dated October 12, 2006 to participate in sections natural gas projects in northeast BC, called the Eight Mile Property.

The Company will earn 20% working interest in the section in which each well is drilled, subject to a 12% convertible overriding royalty before payout and a 12% working interest after payout

On April 30, 2007 the Company agreed to pay $110,000 to Terra Energy Inc. on behalf of Great Northern Oilsands Inc. towards the Eight Mile project. In consideration of the Company making the payment on behalf of Great Northern Oilsands Inc., Great Northern Oilsands Inc. agrees to convey three quarters of its 20% interest in the Eight Mile ( i.e. 15% interest). The Company’s overall interest is 35%.

Medicine Hat Property, Alberta, Canada

The Company has entered into a Farmout Agreement with Tidewater Resources Inc., Pine Petroleum Ltd. and Patch Energy Inc. dated September 25, 2006 and amended on November 2, 2006 to participate in drilling and casing located in Medicine Hat, Alberta. Under the agreement the Company acquired the right to earn a 20% working interest after payout in a seismic and test well program for oil at South Medicine Hat.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

4.	OIL AND GAS PROPERTIES (cont’d…)

Kerrobert Property, Saskatchewan, Canada

On March 27, 2007 the Company entered into a letter agreement with Great Northern Oilsands Inc., pursuant to which the Company acquired a 12.5% working interest. The Company’s interest is subject to a 3.5% working interest in favour of Micron Enviro Systems Inc. (“Micron”). Micron is obliged to incur 5% of the working costs on the wells.

Lloydminster Property, Alberta, Canada

On March 27, 2007 the Company entered into a letter agreement with Great Northern Oilsands Inc. pursuant to which the Company acquired a 100% working interest and 50% interest after payout in two test wells. The test wells are subject to an overriding royalty which is convertible after payout to a 30% working interest and a 30% interest in the balance of the farmout lands. Consideration for the additional 50% interest is included in the Great Northern Oilsands claims.

North Sea, Brighty Property

On May 4, 2007, the Company entered into an agreement with 21st Fox Energy and Mining Ltd. (“21st Fox”) wherein the company agreed to pay 21st Fox all future exploratory costs. The letter of intent provides for the Company to earn the right to take a 70% net interest in the license if the company commits before December 22, 2007.

Cecil-Eureka Property, Alberta, Canada (Pending)

On March 27, 2007, the company entered into a letter agreement with Great Northern Oilsands Inc. to purchase a 50% interest in the Eureka property by funding 50% of Great Northern’s obligations in that regard.

Park Place Canada will pay 45% of a seismic program and test well to earn a 45% working interest before payout which is subject to a royalty of 2% and a 27% working interest after payout in an oil and gas prospect at Cecil- Eureka, Alberta.

5.	CAPITAL STOCK

Authorized share capital consists of an unlimited number of common shares without par value, and an unlimited number of preferred shares without par value.

	Number of	Capital	Contributed
	Shares	Stock	Surplus

Common shares issued:

Balance at December 31, 2006	11,603,244	$1,592,010	$-
Flow-through share for cash at $0.10	600,000	60,000	-
Non flow-through share for cash at $0.25 per share	1,454,000	363,500	-
Stock-based compensation	-	-	132,007
Flow-through share for cash at $0.10	100,000	10,000	-
Non flow-through share for cash at $0.25 per share	4,234,000	1,058,500	-

Balance at June 30, 2007	17,991,244	$3,084,010	$132,007

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

5.	CAPITAL STOCK (cont’d…)

Share issuances

a)

During the period ended June 30, 2007, the Company completed a private placement of 700,000 flow-through common shares at a price of $0.10 per share for an aggregate gross proceeds of $70,000 to a Director of the Company.

b)

During the period ended June 30, 2007, the Company completed a private placement of 5,688,000 non-flow- through common shares at a price of $0.25 per share for an aggregate gross proceeds of $1,422,000.

Stock options

The Company has not adopted an official incentive stock option plan as at June 30, 2007.

As at June 30, 2007, the Company had outstanding stock options, enabling the holders to acquire further common shares as follows:

Number	Exercise
of Options	Price	Expiry Date

100,000	$ 0.35	March 8, 2008
200,000	0.35	May 21, 2008
250,000	0.35	May 15, 2010
250,000	0.35	May 15, 2010
1,000,000	0.25	April 2, 2011
200,000	0.25	April 4, 2011

2,000,000

Stock option transactions are summarized as follows:

	June 30, 2007		December 31, 2006

		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Balance, beginning of period	-	$-	-	$-
Granted	2,000,000	0.28	-	-
Exercised	-	-	-	-
Expired/cancelled	-	-	-	-

Balance, end of period	2,000,000	$0.28	-	$-

Options exercisable, end of period	800,000	$0.32	-	$-

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

5.	CAPITAL STOCK (cont’d…)

Options – Stock-based compensation

The following weighted-average assumptions were used for the Black-Scholes valuation of stock options granted during the noted period:

2007

Risk-free interest rate	4.17% - 4.56%
Expected life of options	1-5 years
Annualized volatility	91.63% - 130.85%
Dividend rate	0.00%

Warrants

There were no warrants issued and outstanding as at June 30, 2007.

6.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

Period Ended
	June 30,	December 31,
	2007	2006

Cash paid during the year for interest	$-	$-

Cash paid during the year for income taxes	$-	$-

Included in due to related parties is $446,322 (December 31, 2006 - $Nil) related to oil and gas expenditures.

Included in accounts payable and accrued liabilities is $53,842 (December 31, 2006 - $Nil) related to oil and gas expenditures.

There were no other significant non-cash transactions during the period ended June 30, 2007 and December 31, 2006.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

7.	RELATED PARTY TRANSACTIONS

During the period ended June 30, 2007, the Company entered into the following transactions with related parties:

a)	The Company is indebted to the President and companies controlled by the President in the amount of $142,093 (December 31, 2006 - $4,000) representing expenditures paid on behalf of the Company.

b)	Accrued to the President a management fee of $120,000 (December 31, 2006 $87,000). This amount is unsecured, non-interest bearing, and has no specific terms of repayment.

c)

The Company issued 5,450,000 flow-through common shares at $0.10 per share to the President of the Company for total proceeds of $545,000 and 100 non-flow-through common shares at $0.10 for the total proceeds of $10.

d)	On June 21, 2007 David Stadnyk, the president of the Company, assigned his $400,000 promissory note payable by Park Place Energy Inc. to 1284810 Alberta Ltd.

Related party transactions are in the normal course of operations, occurring on terms and c onditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

8.	SEGMENT INFORMATION

All of the Company's operations are in the oil and gas industry in Canada.

9.	INCOME TAXES

A reconciliation of income tax expense at statutory rates with the reported income tax recovery is as follows:

		Period From
		Inception on
	Six Months	March 4, 2006
	Ended	to
	June 30,	December 31,
	2007	2006

Loss for the year before income taxes	$(873,238)	$(218,442)

Income tax recovery at statutory rates	$(311,047)	$(74,489)
Unrecognized benefit of non-capital losses and resource expenditures	385,837	74,489

Total income tax expense	$74,780	$-

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

9.	INCOME TAXES (cont’d…)

The significant components of the Company's future income tax assets and liabilities are as follows:

	June 30,	December 31,
	2007	2006

Future income tax asset:
Non-capital losses carried forward	$270,653	$74,489

Future income tax liability:
Deferred exploration costs renounced	(345,433)	-

	(74,780)	74,489
Valuation allowance	-	(74,489)

Net future income tax liabilities	$(74,780)	$-

During the period ended December 31, 2006, the Company issued 9,287,144 common shares on a flow-through basis for gross proceeds of $1,013,000 which was renounced in 2007. The flow-through agreement required the Company to expend the $1,013,000 on Canadian exploration expenditures incurred on the Company’s mineral property interests (which has been met).

The Company has non-capital losses of approximately $800,000 as at June 30, 2007 available for deduction against future taxable income. These losses, if not utilized will expire commencing in 2027. Future tax benefits which may arise as a result of these non-capital losses and other tax assets have not been recognized in these financial statements and have been offset by a valuation allowance.

10.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, receivables, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

11.	SUBSEQUENT EVENTS

Subsequent to June 30, 2007, the Company:

a)

On July 30, 2007, the recapitalization of Park Place Inc. has been completed pursuant to a Business Combination Agreement dated June 22, 2007 among Park Place Canada, ST Online Ltd. and 0794403 B.C. Ltd, a wholly-owned subsidiary of the Company. Following the closing of the Business Combination Agreement, the Company now carries on the current business of Park Place Energy Corp.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

11.	SUBSEQUENT EVENTS (cont’d…)

b)

All outstanding options of the Company were exchanged for options to acquire an aggregate of 1,000,000 shares of Park Place Energy Corp. At the same time, all options to acquire shares in the capital of Park Place Energy Inc. were cancelled. Of these, options to acquire 550,000 shares are exercisable at price of CDN $0.35 (US $0.33) per share, and options to acquire 1,450,000 shares are exercisable at a price of CDN $0.25 (US $ 0.23) per share. These were exchanged for options to purchase half as many shares of common stock, at twice the exercise price. That is, there are outstanding options to purchase 275,000 shares of common stock at an exercise price of CDN $0.70 (US $0.67) per share and 725,000 shares at an exercise price of CDN $0.50 (US $0.47) per share.

c)

Under the terms of the Agreement, at closing on July 20, 2007, holders of the Company shares received one post-split share of the Company in exchange for each two shares they held of Park Place Energy Inc.

d)

Subsequent to the closing of the Agreement, the Company proposed to raise up to $5,000,000 by the issuance of 10,000,000 units at $0.50 per unit, with each unit entitling the holder to a common share of the Company and one share purchase warrant exercisable at $0.50 into a common share of the Company. On August 8, 2007, the Company closed the first tranche of the offering and received proceeds of $2,100,000. There is no assurance that the remainder of this proposed offering will close.

	e)	As of July 30, 2007 US$200,000 has been paid towards the agreement with 21st Fox Energy and Mining Ltd. North Sea, Brighty Property.

f)

On August 8, 2007, the Company entered into a debt settlement agreement with 1284810 Alberta Ltd. Under the Debt Settlement Agreement, the Company has agreed to issue 754,716 units to 1284810 Alberta Ltd. in settlement of a debt of $400,000 owed to 1284810 Alberta Ltd. by Park Place Energy Inc. The units issued pursuant to the Debt Settlement Agreement were issued at a price of $0.50 per unit on August 8, 2007. Each unit consists of one share of common stock and one share purchase warrant. Each such warrant is exercisable for two years at a price of $0.50 per share in the first year and at a price of $0.75 per share in the second year.

g)

On August 8, 2007, the Company entered into a loan agreement with Great Northern Oil Sands Inc. Under the Loan Agreement, the Company has loaned US$330,000 to Great Northern at an interest rate of prime plus 1% per annum. As consideration for making the loan available to Great Northern, Great Northern has transferred to the Company one-half of its undivided 5% interest in the John Bowen #1 Well, and has granted a right of first refusal in its remaining interest in the John Bowen #1 Well. The Loan Agreement provides that the loan together with interest will be repaid by Great Northern from the initial revenues payable to Great Northern from its interest in the John Bowen #2 Well if the drilling of the John Bowen #2 Well is successful, otherwise the loan together with interest will be repaid by way of Great Northern transferring all of its interest in its Eight Mile property to Park Place, if the drilling of the John Bowen #2 is not successful.

h)

The Company entered into an agreement on July 10, 2007 with Britcana Energy Ltd. to grant the Company an option to farm-in on licence p.1301 UKCS block 12/17b. The Company can earn 10% interest by making a deposit of CDN $211,200 (paid) and paying an additional CDN $2,862,000 on or before September 30, 2007. Subsequent to that, the Company must continue to pay 15% of future exploration.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

Consolidated financial statement balances under United States GAAP

The impact of the differences between Canadian GAAP and United States GAAP do not materially affect the balance sheet, statement of operations and statement of cash flows.

Oil and gas properties

Under both United States and Canadian GAAP, property, plant and equipment must be assessed for potential impairment.

Under Canadian GAAP, a ceiling test is applied to ensure that capitalized costs for oil and gas properties and equipment do not exceed the sum of estimated undiscounted, future net revenues from proven reserves less the cost incurred or estimated to develop those reserves, interest and general and administration costs, and an estimate for restoration costs and applicable taxes. Effective January 1, 2004, the CICA implemented a new pronouncement on impairment of long-lived assets, which required the impairment loss as a result of the ceiling test to be measured as the amount by which the carrying amount of the asset exceeds the expected future cash flows discounted using a risk free interest rate.

Under United States GAAP, costs accumulated in each cost center are limited to an amount equal to the present value, discounted at 10% of the estimated future net operating revenues from proved reserves, net of restoration costs and income taxes.

Loss per share

Under both Canadian GAAP and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures. The weighted average number of shares outstanding under United States GAAP for the periods ended. June 30, 2007 and December 31, 2006 were the same as Canadian GAAP and accordingly, loss per share for the periods ended June 30, 2007 and December 31, 2006 are the same under both US and Canadian GAAP.

PARK PLACE ENERGY INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
JUNE 30, 2007
(Uuaudited)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d…)

Asset retirement obligations

Under United States GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability is capitalized as part of the asset cost and depreciated over its estimated useful life.

Canadian GAAP standards are the same as US GAAP and accordingly there are no significant asset retirement obligations as of June 30, 2007 and December 31, 2006.

ST ONLINE CORP.

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)

JUNE 30, 2007

ST ONLINE CORP.
PRO-FORMA CONSOLIDATED BALANCE SHEET
(Expressed in U.S. dollars)
(Unaudited)
AS AT JUNE 30, 2007

	Park Place	ST Online		Pro-forma	Pro-forma
	Energy Inc.	Corp.	Note	Adjustments	Consolidated

ASSETS

Current Assets
Cash	$559,293	$320	2(b)	$(14,000)	$5,074,413
			2(c)	(10,000)
			2(f)	(115,000)
			2(g)	4,653,800
Accounts receivable	9,313	-		-	9,313
Due from related party	-	-		-	-
Prepaid expenses	12,305	-		-	12,305
	580,911	320		4,514,800	5,096,031

Loan Receivable	188,860	-			188,860

Property and Equipment	-	2,096		-	2,096

Oil and Gas Properties	2,029,357	-		-	2,029,357

	$2,799,128	$2,416		$4,514,800	$7,316,344

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$519,843	$17,788	2(h)	$(377,358)	$160,273
Due to related party	273,274	8,655	2(g)	(346,200)	(64,271)

	793,117	26,443		(723,558)	96,002

Future Income Taxes	70,615	-		-	70,615

Stockholders' equity (deficiency)
Capital stock	2,752,043	614	2(b)	(14)	2,752,151
			2(c)	(23)
			2(d)	(577)
			2(g)	100
			2(h)	8
Additional paid in capital	118,574	111,491	2(d)	(111,491)	5,380,824
			2(f)	(115,000)
			2(g)	4,999,900
			2(h)	377,350
Donated capital	-	25,500	2(d)	(25,500)	-
Accumulated other comprehensive loss
Foreign currency cumulative translation
adjustment	95,113	-		-	95,113
Deficit	(1,030,333)	(161,632)	2(b)	(13,986)	(1,078,360)
			2(c)	(9,977)
			2(d)	161,632
			2(d)	(24,064)
Total stockholder’s equity	1,935,397	(24,027)		5,237,358	1,142,098

	$2,799,128	$2,416		$4,514,800	$7,316,344

ST ONLINE CORP.
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Expressed in U.S. dollars)
(Unaudited)
FOR THE SIX MONTHS ENDING JUNE 30, 2007

	Park Place	ST Online		Pro-forma	Pro-forma
	Energy Inc.	Corp.	Note	Adjustments	Consolidated

REVENUE
	$21,081	$-			$21,081
Oil and gas

EXPENSES
Amortization	-	680			680
Depletion	6,086	-			6,086
Consulting	331,509	-			331,509
Management fees	105,839	-		-	105,839
Office and general	158,700	22,399		-	181,099
Professional fees	73,021	-		-	73,021
Stock-based compensation	116,429	-		-	116,429

Loss before other item and income taxes	(770,502)	(23,079)		-	(793,581)

OTHER ITEM
Other revenue	-	109			109
Interest income	315	-		-	315

Loss before income taxes	(770,187)	(22,970)		-	(793,157)

Future income taxes	(65,955)	-		-	(65,955)

	(836,142)	(22,970)		-	(859,112)
Net loss

Other comprehensive income
	137,097	-		-	137,097
Foreign currency translation adjustment

Comprehensive Loss	$(699,045)	$(22,970)		$-	$(722,015)

ST ONLINE CORP.
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Expressed in U.S. dollars)
(Unaudited)
FOR THE YEAR ENDED

	Park Place	ST Online
	Energy Inc.	Corp.
	December 31,	September 30,		Pro-forma	Pro-forma
	2006	2006	Note	Adjustments	Consolidated

EXPENSES
Amortization	-	959			959
Consulting	92,184	-			92,184
Management fees	73,785	-		-	73,785
Office and general	10,986	66,208		-	77,194
Professional fees	19,150	-		-	19,150

Loss before other item	(196,105)	(67,167)		-	(263,272)

OTHER ITEM
Interest income	1,915	-		-	1,915

Net loss	(194,190)	(67,167)		-	(261,357)

Other comprehensive loss
	(41,984)	-		-	(41,984)
Foreign currency translation adjustment

Comprehensive Loss	$(236,174)	$(67,167)		$-	$(303,341)

ST ONLINE CORP.
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)
JUNE 30, 2007

1.	BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated financial statements of ST Online Corp. (“ST Online” or “the Company”) have been prepared by management from information derived from the financial statements of ST Online and the financial statements of Park Place Energy Inc. (“Park Place”) together with other information available to the Company.

On June 26, 2007, the Company entered into an agreement with Park Place and 0794403 BC Ltd. (“Subco”), a wholly owned subsidiary of the Company, in connection with Park Place’s acquisition of the Company. Under the terms of the agreement, the Company would subdivide its shares on an 12:1 ratio and Subco and Park Place would amalgamate to form an amalgamated company (“Amalco”) on the basis that each share of Park Place will be exchange for one-half a share of the Company and each share of Subco will be exchanged for one of Amalco.

The share exchange described above will result in a change in control of ST Online with Park Place’s former shareholders acquiring control of Amalco.

This transaction has been treated as a recapitalization of Park Place. Specifically, the pro-forma balance sheet presents the recapitalization of Park Place as if the transaction had been consummated as of June 30, 2007. The historical financial information included in the pro-forma statement of operations and comprehensive loss gives effect to the acquisition if it had been consummated at the start of the fiscal period.

In the opinion of the Company’s management, the pro-forma consolidated financial statements include all adjustments necessary for fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of the financial position which would have resulted if the combination had actually occurred as set out in Note 2.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the September 30, 2006 audited financial statements and the June 30, 2007 unaudited financial statements of ST Online and the December 31, 2006 audited financial statements and the June 30, 2007 unaudited financial statements of Park Place.

The unaudited pro-forma consolidated financial statements of the Company have been compiled from and include:

	a)	ST Online’s unaudited financial statements as at June 30, 2007 and for the six months then ended, and its audited financial statements for the year ended September 30, 2006;

	b)	Park Place’s unaudited financial statements as at June 30, 2007 and for the six months then ended, and its audited financial statements for the year ended December 31, 2006; and

	c)	the additional information set out in Note 2.

ST ONLINE CORP.
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)
JUNE 30, 2007

2.	PRO-FORMA TRANSACTIONS

The pro-forma consolidated financial statements were prepared based on the following assumptions:

	a)	The Company will subdivide its shares on a 12:1 ratio such that thereafter the Company would have 61,447,800 shares outstanding and the Company would change its name to Park Place Energy Corp.

b)

A significant shareholder of the Company will exchange 18,000,000 post split (1,500,000 pre split) common shares of the Company held by him for the rights to the website currently forming the basis for the undertaking of ST Online, following which, the 17,000,000 common shares will be surrendered for cancellation in consideration of $14,000.

c)

A significant shareholder of the Company will sell 30,000,000 post split (2,500,000 pre split) common shares of the Company held by her to the President and CEO of Park Place, for total consideration of $10,000, following which, 28,000,000 of such shares will be surrendered for cancellation.

d)

Subco and Park Place will amalgamate to form Amalco, on the basis that each share of Park Place is exchanged for one-half a share of the Company and each share of Subco is exchanged for one share of Almalco.

As a result of the share exchange described above, the former shareholders of Park Place will acquire control of the Company. Accordingly, the acquisition constitutes a recapitalization of the Company and is accounted with the net liabilities of the Company recorded at fair value at the date of acquisition.

The cost of an acquisition should be based on the fair value of the consideration given, except where the fair value of the consideration given is not clearly evident. In such a case, the fair value of the net liabilities acquired is used.

The total purchase price of $(24,027) will be allocated as follows:

Cash	$320
Property and equipment	2,096
Accounts payable	(17,788)
Due to related party	(8,655)

$(24,027)

The net liabilities of $24,027 of the Company are treated as a charge to retained earnings of the combined enterprise.

e)

each outstanding stock option of Park Place will entitle the holder to acquire shares of the Company with such stock option adjusted to reflect the ratio of exchange of Park Place shares for the Company’s shares.

f)	The cost of the transactions is expected to be approximately $115,000, which consists of filing and professional fees.

ST ONLINE CORP.
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
(Unaudited)
JUNE 30, 2007

2.	PRO-FORMA TRANSACTIONS (Cont…)

g)

In conjunction with the recapitalization, the Company is proposing to raise up to $5,000,000 by issuance of 10,000,000 units at $0.50 per unit. Each unit entitling the holder to a common share of the Company and one purchase warrant exercisable at $0.50 into a common share of the Company. As a condition of this share placement, the Company will settle $346,200 in amounts owed to a related party.

h)

The Company entered into a debt settlement agreement with Park Place Energy Inc. (“Park Place”), its operating subsidiary, and 1284810 Alberta Ltd. Under the Debt Settlement Agreement, the Company will issue 754,716 units (under the same term of the units in (g) stated above) to 1284810 Alberta Ltd. in settlement of a debt of $377,358 owed to 1284810 Alberta Ltd. by Park Place.

	i)	The authorized share capital of the Company will be increased to 1,200,000,000 from 100,000,000 common shares.

3.	COMMON STOCK

Capital stock as at June 30, 2007 in the unaudited pro-forma consolidated financial statements is comprised of the following:

	Number	Capital	Contributed
	of Shares	Stock	Surplus

Authorized
1,200,000,000 common shares, par value $0.00001

Issued
Capital stock of Park Place as at June 30, 2007	17,991,244	$2,752,043	$118,574
Capital stock of the Company as at June 30, 2007	5,120,650	614	111,491
Shares issued by the Company pursuant to an 12:1 forward	56,327,150	-	-
stock split (Note 2 (a))
Capital stock of the Company surrendered for cancellation	(45,000,000)	(37)	-
(Note (b) & (c))
Shares issued by the Company in exchange for shares of	8,995,622	-	-
Park Place (Note 2 (d))
Capital stock of Park Place	(17,991,244)	-	-
Capital stock of the Company (Note 2 (d))	-	(577)	-
Additional paid in capital of the Company (Note 2 (d))	-	-	(111,491)
Share issue costs (Note 2 (f))			(115,000)
Units issued for cash (Note 2 (g)	10,000,000	100	4,999,900
Units issued in settlement of debt (Note 2 (h))	754,716	8	377,350

	36,197,958	$2,752,151	$5,380,824

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We changed accountants in July, 2007 as part of the Acquisition. For information on our change in accountants, please refer to our current report on Form 8-K/A filed with the SEC on August 8, 2007. We have had no disagreements with our accountants or former accounts on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Exchange Act which requires us to file annual and quarterly reports, audited financial statements, proxy statements and other information with the SEC. Such documents and information may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain them by visiting the SEC's internet website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.